FILER:

COMPANY DATA:

COMPANY CONFORMED NAME:

TERRA MEDIA, LTD.

CENTRAL INDEX KEY:

0001372523

STANDARD INDUSTRIAL CLASSIFICATION:

7372

SERVICES-PHOTOFINISHING LABORATORIES [   ]

IRS NUMBER:

71 0913458

STATE OF INCORPORATION:

DE

FISCAL YEAR END:

1231

FILING VALUES:

FORM TYPE:

SB-2A

SEC ACT:

1933 Act

SEC FILE NUMBER:

[333-138610]

FILM NUMBER:

[        ]

BUSINESS ADDRESS:

STREET 1:

60 KNOLLS CRESCENT

STREET 2:

APT. 6A

CITY:

BRONX

STATE:

NY

ZIP:

10463

BUSINESS PHONE:

(718)549-0995

MAIL ADDRESS:

STREET 1:

60 KNOLLS CRESCENT

STREET 2:

APT. 6A

CITY:

BRONX

STATE:

NY

ZIP:

10463

       As filed with the Securities and Exchange Commission on November 10, 2006

       An Exhibit List can be found on pages 72-73.

       Registration No. [  ]

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

------------------------

FORM SB-2 Amendment No. 1 to Form SB-2

Registration Number: 333-138610

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

------------------------

TERRA MEDIA, LTD.

(Name of small business issuer in its charter)

Delaware	[ 7372 ]	71 0913458
State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification No.

60 KNOLLS CRESCENT, APT. 6A

BRONX, NEW YORK 10463

(718)549-0995

(Address and telephone number of principal executive offices and principal place of business)

THOMAS P. MONAHAN, DIRECTOR

60 KNOLLS CRESCENT, APT. 6A

BRONX, NEW YORK 10463

(718)549-0995

Corporation Service Company

2711 Centerville Road, Suite 400

Wilmington, DE 19808

(800) 927-9800

------------------------

Copies to:

Roger L. Fidler, Esq.

225 Franklin Avenue

Midland Park, NJ 07432

(201) 670-0881

(201) 670-0888 (fax)

------------------------

Approximate date of proposed sale to the public:  As soon as practicable from time to time after this registration statement becomes effective for a 180 day period.

      If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ________

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

[ ] ________

      If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

[ ] ________

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

CALCULATION OF REGISTRATION FEE

===================================================================================

Title of class of      Amount          Proposed       Proposed       Amount of

securities to be       to be           maximum        maximum        registra-

aggregate              registered      offering       aggregate      tion Fee

                                       price per

                                       unit

________________________________________________________________________________

Common                 2,000,000         $0.50       $ 1,000,000       $117.90

________________________________________________________________________________

Common

         201,000(1)      $0.50(2)

 $ 100,500         $ 11.83

________________________________________________________________________________

Total Registration Fee                                                 $129.73

1)  These shares relate to sale of stock by selling share holders.

2)  Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(e) under the Securities Act of 1933.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1993 or until the registration statement shall become effective on such date as the commission, acting pursuant to said section 8(a), may determine.

Information contained herein is subject to completion or amendment.  A registration statement relating to these securities has been filed with the Securities and Exchange Commission.  These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective.  This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sales would be unlawful prior to registration or qualification under the securities laws of any such state.

TERRA MEDIA, LTD.

                         Page

Item Number and Heading

1.

Front of the Registration Statement and Outside Front Cover Page........1

of Prospectus

2.

Inside Front............................................................5

3.

Summary Information and Risk Factors....................................6

4.

Use of Proceeds.........................................................24

5.

Determination of Offering Price.........................................25

6.

Dilution................................................................25

7.

Selling Security Holders................................................27

8.

Plan of Distribution....................................................28

9.

Legal Proceedings.......................................................29

10.

Directors, Executive Officers...........................................29

11.

Security Ownership of Certain Beneficial Owners and Management..........29

12.

Description of Securities...............................................32

13.

Interest of Named Experts and Counsel...................................33

14.

Disclosure of Commission Position on Indemnification for Securities Act

      Liabilities............................................................33

15.

Description of Business.................................................35

16.

Plan of Operation.......................................................39

17.

Description of Property.................................................45

18.

Certain Relationships and Related Transactions..........................45

19.

Market for Common Equity and Related Stockholder Matters................46

20.

Executive Compensation..................................................49

21.

Financial Statements....................................................52

Part II – Information Not Required in Prospectus

22.

Indemnification of Directors and Officers...............................71

23.

Other Expense of Issuance and Distribution..............................71

24.

Recent Sales of Unregistered Securities.................................72

25.

Exhibits................................................................72

26.

Undertakings............................................................73

THE UNITED STAES SECURIITES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SELLING LITERATURE.

PROSPECTUS

TERRA MEDIA, LTD.

(A Delaware Corporation)

60 Knolls Crescent, Apt. 6A

Bronx, New York 10463

Up to 2,000,000

Offering Price:  $0.50 per share

and

201,000 Shares of

Common Stock

     This offering by Terra Media, Ltd. (sometimes the “Company”) consists of a new issue of up to 2,000,000 common shares of the Company at a price of $0.50 per share for a period of 180 days from the effective date of this prospectus, unless extended by the company a maximum of thirty (30) days. There is no minimum amount of shares that must be sold.

This prospectus also relates to the resale of 201,000 additional shares by one of the existing Shareholders. The offering of up to 2,000,000 shares by the Company and the resale of 201,000 shares by said existing shareholder~~s~~ will run concurrently. There is currently no public market for our securities. Until such time as a market price for our common stock is quoted on the OTC Bulletin Board, all of the selling shareholders will sell their shares at a price of $0.50 per share. Thereafter, they may sell their shares in public or private transactions, at prevailing market prices or at privately negotiated prices. We will not receive any proceeds from the sale of the shares of common stock by the selling shareholders.

THIS OFFERING IS HIGHLY SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK TO THE PUBLIC INVESTORS AND SHOULD BE PURCHASED ONLY BY PERSONS WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT (SEE RISK FACTORS AND DILUTION).  THE OFFERING PRICE HAS BEEN ARBITRARILY DETERMINED BY THE COMPANY BASED UPON WHAT IT BELIEVES PURCHASERS OF SUCH SPECULATIVE ISSUES WOULD BE WILLING TO PAY FOR THE SECURITIES OF THE COMPANY AND BEARS NO RELATIONSHIP WHATSOEVER TO ASSETS, EARNINGS, BOOK VALUE OR ANY OTHER ESTABLISHED CRITERIA OF VALUE.

Price to

Proceeds

Public

 Commission (1)(2)

     to Company (3)(4)

===================================================================================

Per Share

$0.50

$0.00

$0.50

Total Maximum

$1,000,000

$0.00

$1,000,000

Offering

___________________________________________________________________________________

(1)

Terra Media, Ltd. is offering the shares directly to the public through its officer(s) and Director(s), without payment of Commissions or any other form of remuneration. The Company will not receive any proceeds from the sale of the shares of common stock by the selling stockholders.

(2)

The shares are being offered to prospective investors on a direct participation basis.

(3)

Proceeds to Terra Media, Ltd. have been computed before deductions of Offering expenses, printing, legal, accounting, transfer agent, and other fees.  Such expenses are estimated at $50,000.  The net Offering proceeds are thus estimated at $950,000 upon sale of the Maximum Offering.

(4)

No escrow account will be set up and all proceeds raised in the offering will be deposited immediately into our corporate account to be utilized for working capital in the priorites set by Terra Media, Ltd.

No public market exists in the Company’s securities and there can be no assurance that a public trading market will develop in the Shares of Common Stock. An Investment in the shares is speculative and subject to certain risk factors (See ”Risk Factors”).

During the offering period, we are required to update this prospectus to reflect any facts or events arising after the effective date of this Registration Statement filed with the Securities and Exchange Commission that represents a fundamental change in the information set forth in the Registration Statement.

               The date of this prospectus is ________________.

PROSPECTUS

TABLE OF CONTENTS

Part I – Information Required in Prospectus

Front of the Registration Statement and Outside Front Cover Page of Prospectus

Inside Front and Outside Back Cover Pages of Prospectus

Summary Information and Risk Factors

1.

Front of the Registration Statement and Outside Front Cover Page

Of Prospectus..........................................................1

2.

Inside Front...........................................................5

3.

Summary Information and Risk Factors...................................6

4.

Use of Proceeds.......................................................24

5.

Determination of Offering Price.......................................25

6.

Dilution..............................................................25

7.

Selling Security Holders..............................................27

8.

Plan of Distribution..................................................28

9.

Legal Proceedings.....................................................29

10.

Directors, Executive Officers.........................................29

11.

Security Ownership of Certain Beneficial Owners and Management........29

12.

Description of Securities.............................................32

13.

Interest of Named Experts and Counsel.................................33

14.

Disclosure of Commission Position on Indemnification for Securities

Act Liabilites..................................................33

15.

Description of Business...............................................35

16.

Plan of Operation.....................................................39

17.

Description of Property...............................................45

18.

Certain Relationships and Related Transactions........................45

19.

Market for Common Equity and Related Stockhold Matters................46

20.

Executive Compensation................................................49

21.

Financial Statements..................................................52

PROSPECTUS SUMMARY

The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the "RISK FACTORS" section, the financial statements and the notes to the financial statements. As used throughout this prospectus, the terms "Terra Media" "Terra Media, Ltd.," the "Company," "we," "us," and "our" refer to Terra Media, Ltd.

Our Corporate History

Initially, our Company was incorporated on April 7, 2004, as a New Jersey corporation under the name, Ding Dong School, Ltd.  On June 15, 2006, we reorganized the Company into Terra Media, Ltd.,a pre-existing Delaware Corporation pursuant to a Plan of Share Exchange And Reorganization (the “Plan”)dated June 15, 2006. Terra Media, Ltd. was incorporated on February 28, 2001. Ding Dong remains as a wholly owned subsidairy of Terra Media. Thomas Monahan is a Director of both companies.

On March 1, 2003, our Certificate of Incorporation was voided by the State of Delaware for non-payment of franchise taxes in the amount of $114.40, including interest, fees and penalties for 2001 and $100.00, including taxes, fees and penalties for 2002, which outstanding amounts were paid on June 16, 2006. Simultaneously, on June 16, 2006, a Certificate for Renewal and Revival of our Certificate of Incorporation (the Certificate") was filed with the State of Delaware, which officially restored, renewed and revived our Certificate of Incorporation commencing on May 22, 2006. In accordance with Delaware Corporation law, upon the filing of the Certificate, our Certificate of Incorporation was renewed and revived with the same force and effect as if it had not been voided. Such reinstatement validated all contracts, acts, and matters, done and performed by our officers and agents within the scope of our Certificate of Incorporation during the time the Certificate of Incorporation was voided.

 We are a development stage corporation formed  to produce and market our own educational courses on CD and DVD formatted disks, and through our website with the registered domain name of eschoolroom. We intend to publish and make available for sale our educational titles. To date, we have completed 6 titles on CD formatted disks relating to the teaching of basic English to foreign language speaking people and teaching of math to children, ranging from Pre-K to college. These titles include “English for Russian Speaking People”; English for Portugese Speaking People”; “English for Spanish Speaking People”;  “English for Chinese Speaking People”; and “English for Polish Speaking People” and “Math for First Graders”. Our educational titles on CD and or DVD formatted disks will consist primarily of mathematics and science text book and work book courses for grades Pre-K through college level.

Since our inception, we have incurred losses and we expect to incur losses for the foreseeable future. For the fiscal years ended December 31, 2004 and 2005, we incurred net losses of $249,792 and $82,204 respectively. As a result of the foregoing, our independent auditors, in their report covering our financial statements for the year ended December 31, 2005, stated that our financial statements were prepared assuming that we would continue as a going concern. For the six months ended June 30, 2006, we had net loss of $51,698, an accumulated deficit of $383,694 and a working capital deficiency of $50,391.

Our principal executive offices are located at 60 Knolls Crescent, Apartment 6A, Bronx, New York 10463 Our telephone number is (718) 549-0995.

The Offering

he Offering:

The Offering:

Offering is conducted by the Company’s officers and Directors, on a “best efforts, no minimum” basis, to a maximum of  2,000,000 Common Shares  at $0.50 per Share. There is no minimum number of shares that must be sold in the Offering. The Offering will terminate 180 days after the effective date unless extended by Terra Media, Ltd.  for a maximum of thirty (30) days (the "Closing Date"). (See "Description of Securities")

Common Stock offered by selling stockholder~~s~~:

201,000 shares

Number of Shares of the Common Stock Outstanding Before the Offering Shares: 11,634,500

Shares to be Sold After the Offering: 13,634,600

In addition to the above Offering, the Company is authorized to issue up to:

Common Stock:

20,000,000 Shares of Common Stock $0.001 par value per share. Stockholders have ratable rights to dividends and all assets distributed to Stockholders upon liquidation and are entitled to one vote per share. There are no preemptive, subscription or conversion rights. (See “Description of Securities.”)

Preferred Stock:

5,000,000 shares of preferred stock, $.001 par value per share.  The board of directors of the Company is granted the power to  determine  by  resolution  from time to time the  power,  preferences, rights, qualifications, restrictions or limitations of the preferred stock.

Dilution:

If the Maximum Offering is sold, persons who purchase Shares will own 2,000,000 Shares of Common Stock out of 13,634,500 Shares of Common Stock outstanding, or 14.7% (See “Dilution” and “Capitalization.”)

Use of proceeds:

The net proceeds of the Offering will be applied to the purchase of video and computer equipment, rent office  space, hire additional technical, sales and administrative personal and organize an office.

The above Offering Price of $0.50 per Share has been arbitrarily determined by the Company. It bears no relation to the Company's assets, book value, or any other customary investment criteria, including the Company's prior operating history. Among factors considered by the Company in determining the Offering Price were estimates of the Company's business potential, the limited financial resources of the Company, the amount of equity and control desired to be retained by the present Stockholders.

SELECTED FINANCIAL DATA

The selected statement of operations data for the two years ended December 31, 2005 and 2004 and the following selected balance sheet data as of June 30, 2006  are derived from our audited financial statements included elsewhere in this prospectus and have been audited by Drakeford & Drakeford, LLC. The financial data set forth below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements and notes thereto appearing elsewhere in the prospectus.

TERRA MEDIA, LTD.

(a development stage company)

CONSOLIDATED STATEMENTS OF OPERATIONS

                             For the        For the period    For the period

                            Year ended      from inception    from inception

                           Dec. 31, 2005   (Apr.7, 2004)to   (Apr.7, 2004) to

                                            Dec. 31, 2004     Dec. 31, 2005

-----------------------------------------------------------------------------

Sales                             $584            $-0-          $584

Cost of goods sold                 195             -0-           195

                                ------          ------        ------

Gross profit                       389             -0-           389

Operating expenses

  Selling, general and

   administrative

   expenses                      4,448           8,922        13,370

Non cash compensation

 Issuance of shares of

 Common stock for

 Consulting expense             76,000         200,300       276,300

Non cash compensation

 Issuance of shares of

 Common stock in payment

 Legal expense                                  40,000        40,000

  Depreciation expense           2,145             570         2,715

                                ------          ------        ------

Total operating expenses        82,593         249,792       332,385

Loss before provision

 for income taxes             (82,204)        (249,792)     (331,996)

Net loss                     $(82,204)      $ (249,792)    $(331,996)

                              ========        ========    =========

Basic and diluted (loss) per

   common stock

Net loss per share -

   basic and diluted           $ (.01)         $(.02)         $(.03)

                               =======       ========      =========

Weighted average common

shares outstanding          11,540,500     10,713,750     10,826,750

                            ==========     ==========     ==========

     See notes to financial statements.

TERRA MEDIA, LTD.

(a development stage company)

CONSOLIDATED STATEMENTS OF OPERATIONS

                        For the nine     For the nine     For the period

                        months ended     months ended     from inception

                        September 30     September 30    (April 7, 2004)

                           2006             2005          to Sept.30, 2006

                         Unaudited       Unaudited           Unaudited

----------------------------------------------------------------------------------

Sales                    $  -0-          $  -0-           $  584

Cost of goods sold          -0-             -0-              195

                          ------          ------            ------

Gross profit                -0-             -0-              389

Operating expenses

  Selling, general and

   administrative

   expenses              50,767           2,185           64,137

Non cash compensation

 Issuance of shares of

 Common stock for

 Consulting expense                         500          276,300

Non cash compensation

 Issuance of shares of

 Common stock in payment

 Legal expense                                            40,000

  Depreciation expense    1,608           1,530            4,323

                         ------          ------           ------

Total operating expenses 52,375           4,215          384,760

Loss before provision

 for income taxes                           -0-

Net loss              $(52,375)        $(4,215)       $(384,371)

                      =========          ========       =========

Basic and diluted (loss) per

   common stock

Net loss per share -

   basic and diluted     $ (.00)        $  (.00)       $    (.04)

                      =========          =======          ========

Weighted average common

   shares outstanding   11,735,000     11,427,500       10,917,250

                        ==========     ==========       ==========

     See notes to financial statements.

RISK FACTORS

THE PURCHASE OF THE SECURITIES BEING OFFERED BY THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK TO THE INVESTORS AND SHOULD BE PURCHASED ONLY BY PERSONS WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT.  THE OFFERING PRICE HAS BEEN ARBITRARILY DETERMINED ON WHAT WE BELIEVE PURCHASERS OF A SPECULATIVE OFFERING WOULD BE WILLING TO PAY FOR THE SECURITIES AND BEARS NO RELATIONSHIP WHATSOEVER TO ASSETS, EARNINGS, BOOK VALUE OR ANY OTHER ESTABLISHED CRITERIA OF VALUE.

Prior to investing in the shares, a prospective investor should consider carefully the following risks and highly speculative factors which may affect our business.  In analyzing this offering, prospective investors should carefully read consider, among other factors, the following:

Risks relating to our Business

1.

As a start-up or development stage company, an investment in the Company is considered a high risk investment whereby you could lose your entire investment.

We have just commenced operations and, therefore, we are considered a “start-up” or “development stage” company.  We have never owned and/or operated business of selling CD/DVD formatted kit/tools for learning foreign languages, math or science.  We will incur significant expenses in order to implement our business plan.  As an investor, you should be aware of the difficulties, delays and expenses normally encountered by an enterprise in its development stage, many of which are beyond our control, including unanticipated developmental expenses, inventory costs, employment costs, and advertising and marketing expenses.  We cannot assure you that our proposed business plan as described in this prospectus will materialize or prove successful, or that we will ever be able to operate profitably.  If we cannot operate profitably, you could lose your entire investment

2.

We have a history of losses since our inception which may continue and cause investors to lose their entire investment.

We incurred net losses of $82,204 for the year ended December 31, 2005 and $249,792 for the period from inception, April 7, 2004 to December 31, 2004, respectively. As of June 30, 2006 we have a working capital deficit of $50,532. Because of these conditions, we will require additional working capital to develop our business operations. We have not achieved profitability and we can give no assurances that we will achieve profitability within the foreseeable future, as we fund operating and capital expenditures, in such areas as sales and marketing and research and development. We cannot assure investors that we will ever achieve or sustain profitability or that our operating losses will not increase in the future. If we continue to incur losses, we will not be able to fund any of our sales and marketing and research and development activities, and we may be forced to cease our operations. If we are forced to cease operations, investors will lose the entire amount of their investment.

3.

Our working capital is limited and we will likely need to complete this offering in order to fully implement our business.

We have limited working capital on hand. Our ability to commence and continue operations and operate as a going concern is wholly contingent on the successful completion of this offering, our ability to borrow funds from Thomas P. Monahan, President of the Company, and unrelated third parites, and the receipt of proceeds from the sale of our cd/dvd products on commencement of operation.  If adequate funds are not available, we may not be able to fund our expansion, take advantage of acquisition opportunities, develop or enhance products or services or respond to competitive pressures. Such inability could have a material adverse effect on our business, results of operations and financial condition. As of this date, we have generated no income and there can be no assurance that any such income will be forthcoming in the future.

4.

Our independent auditors have expressed substantial doubt about our ability to continue as a going concern, which may hinder our ability to obtain future financing and which may force us to cease operations.

In their report dated May 15, 2006, our independent auditors stated that our financial statements for the year ended December 31, 2005 were prepared assuming that we would continue as a going concern. Our ability to continue as a going concern is an issue raised as a result of recurring losses from operations and cash flow deficiencies since our inception. We continue to experience net losses. Our ability to continue as a going concern is subject to our ability to generate a profit and/or obtain necessary funding from outside sources, including obtaining additional funding from the sale of our securities, increasing sales or obtaining loans and grants from various financial institutions where possible. If we are unable to continue as a going concern, you may lose your entire investment.

5.

The loss of Thomas P. Monahan, the President and Director of our Company, or our inability to attract and retain qualified personnel could significantly disrupt our business.

We are wholly dependent, at present, on the personal efforts and abilities of Thomas P. Monahan, President and Director. The loss of services of Mr. Monahan will disrupt, if not stop, our operations. In addition, our success will depend on our ability to attract and retain highly motivated, well-educated specialists to our staff. Our inability to recruit and retain such individuals may delay implementing and conducting our business on the internet, and or result in high employee turnover, which could have a materially adverse effect on our business or results of operations once commenced. There is no assurance that personnel of the caliber that we require will be available.

6.

We expect to incur losses in the future and, as a result, the value of our shares and our ability to raise additional capital may be negatively affected.

There is no assurance that our operations will initiate a successful profitable enterprise. As a result of our extremely limited operating history as well as the very recent emergence of the market addressed by us, we have neither internal nor industry-based historical financial data for any significant period of time upon which to base planned operating revenues and expenses. We expect to incur losses during our first year of operation. We are also likely to experience significant fluctuations in quarterly operating results caused by many factors, including the rate of growth, usage and acceptance of the Internet, changes in the demand for the our products and services, introductions or enhancements of products and services by us and our competitors, delays in the introduction or enhancement of products and services by us or our competitors, customer order deferrals in anticipation of new products, changes in our pricing policies or those of our competitors and suppliers, changes in the distribution channels through which products are purchased, our ability to anticipate and effectively adapt to developing markets and rapidly changing technologies, our ability to attract, retain and motivate qualified personnel, changes in the mix of products and services sold, changes in the mix of international and North American revenues, changes in foreign currency exchange rates and changes in general economic conditions. We are attempting to expand our channels of supply and distribution. There also may be other factors that significantly affect  our quarterly results which are difficult to predict given  our limited operating history, such as seasonality and the timing of receipt and delivery of orders within a fiscal quarter. As a retail business, we expect to operate with little or no backlog. As a result, quarterly sales and operating results depend generally on the volume and timing of orders and the ability of the Company to fulfill orders received within the quarter, all of which are difficult to forecast. Our expense levels are based in part on our expectations as to future orders and sales, which, given our limited operating history, are also extremely difficult to predict. Our expense levels are, to a large extent fixed, and it will be difficult for us to adjust spending in a timely manner to compensate for any unexpected revenue shortfall. Accordingly, any significant shortfall in demand for our products and services in relation to our expectations would have an immediate adverse impact on our business, results of operations and financial condition, which could be material. Due to all of the foregoing factors, we believe that our quarterly operating results are likely to vary significantly in the future. Therefore, in some future quarter our operating results may fall below the expectations of securities analysts and investors. In such event, the trading price of our Common Stock would likely be materially adversely affected.

We plan to use any revenues received to further develop and advance our CD and DVD formatted products, and to increase our sales and marketing. Many of the expenses associated with these activities (for example, costs associated with hiring professional consultants for language translations, and programming CDs and DVDs) are relatively fixed in the short-term. We may be unable to adjust spending quickly enough to offset unexpected revenue shortfalls. If so, our operational results will suffer.

7.

Because we have no operating history, we may not be able to successfully manage our business or achieve profitability and it will be difficult for you to evaluate an investment in our stock and you may lose your entire investment.

Terra Media, Ltd. was formed in Delaware, on April 28, 2001.  We have had no operational history since inception. The market for products sold through the Internet has only recently begun to develop and is rapidly evolving.  Our prospects must be considered in light of the risks, costs and difficulties frequently encountered by companies in their early stage of development, particularly companies in the new and rapidly evolving Internet market.  In order to be successful, we must, among other things, attract, retain and motivate qualified customers to view the Company’s website, successfully implement our Internet marketing  programs,  respond to competitive developments and successfully expand our internal infrastructure, particularly sales, marketing and administrative personnel and its accounting system. There is, therefore, nothing at this time on which to base an assumption that our business will prove successful, and there is no assurance that it will be able to operate profitably if or when operations commence. You may lose your entire investment due to our lack of experience.

8.

Our industry is highly competitive and we may not have the resources to compete effectively and be profitable,and as a result, you may lose your entire investment.

The markets for our products and services are new, intensely competitive, evolving quickly and subject to rapid technological change. We expect competition to persist, increase and intensify  in the future as the markets for our products and services continue to develop and as additional companies enter each of its markets. We are aware of a few major retailers as well as smaller entrepreneurial companies that are focusing significant resources on developing and marketing products and services that will compete with our products and services. Numerous product offerings and services that compete with those of our’s can be expected in the near future. Intense price competition may develop in our markets. We face competition in the overall Internet market, as well as in each of the market segments where our products and services compete. We have multiple competitors for each of our products and services. Many of our current and potential competitors in each of its markets have longer operating histories and significantly greater financial, technical and marketing resources, name recognition and developed customer base than our’s.  We do not believe our markets will support the increasing number of competitors and their products and services. In the past, a number of product markets have become dominated by one or a small number of suppliers, and a small number of suppliers or even a single supplier may dominate one or more of our market segments. There can be no assurance that we will be able to compete effectively with current and future competitors. See "Competition" under the heading of “Business.”

9.

Our future success depends upon successful sale of our products through electronic market medium, and if we do not successfuly achieve significant market acceptance and usage of our prodcuts, such failure would materially adversely affect our business.

Many of our products and services are intended to be introduced for sale through this electronic market medium. Our success will depend largely upon the success of these and future products and services and marketing presentation enhancements. Failure of these products and services or enhancements to achieve significant market acceptance and usage would materially adversely affect our business, results of operations and financial condition. If we are unable to successfully market our products and services, develop new products and services and enhancements, complete products and services currently under development, or if such new products and services or enhancements do not achieve market acceptance, our business, results of operations and financial condition would be materially adversely affected. The market for our products and services is characterized by rapid technological change, changing customer needs, frequent new product introductions and evolving industry standards.

These market characteristics are exacerbated by the emerging nature of the Internet market and the fact that many companies are expected to introduce new products through the Internet  in the near future.  Our future success will depend in significant part on our ability to continually and on a timely basis introduce new products, services and technologies and to continue to improve the our products and services in response to both evolving demands of the marketplace and competitive product offerings. As a result, demand for and market acceptance of new products or services are subject to a high level of uncertainty, risk and competition, and there are few proven products and services. These pressures may force us to incur significant expenditures to remain competitive in these marketplaces, and, if we fail to appropriately address these pressures, our business, financial condition and prospects could be materially adversely affected.

10.

Our limited experience in implementing and conducting internet based commerce may impair our ability to grow and adversely affect our prospects.

Our growth depends to a significant degree upon the development of our Internet/Direct Commerce business. We have limited experience in the businesses comprising our Internet/Direct Commerce business.  In order for our Internet/Direct Commerce business to succeed, we must, among other things:

-- make significant investments in our Internet/Direct Commerce business, including upgrading our technology and adding a significant  number of new employees;

--  significantly increase our online traffic and sales volume;

--  attract and retain a loyal base of frequent visitors to our website;

--  expand the products and services we offer over our website;

--  respond to competitive developments and maintain a distinct brand identity;

--  form and maintain relationships with strategic partners;

--  provide quality customer service; and

--  continue to develop and upgrade our technologies.

We cannot assure that we will be successful in achieving these and other necessary objectives or that our Internet/Direct Commerce business will ever be profitable. If we are not successful in achieving these objectives, our business, financial condition and prospects would be materially adversely affected.

11. System failure could impair our reputation, damage our brands and adversely affect ourt products.

If our website systems cannot be expanded to satisfy increased demand or fail to perform, we could experience:

--   unanticipated disruptions in service;

--   slower response times;

--   decreased customer service and customer satisfaction; and/or

--   delays in the introduction of new products and services.

Occurrence of any of the above incidences could impair our reputation, damage our brands and materially and adversely affect our prospects.

Our ability to facilitate transactions successfully and provide high quality customer service also depends on the efficient and uninterrupted operation of our computer and communications hardware systems. Our systems and operations also are vulnerable to damage or interruption from human error, natural disasters, power loss, telecommunication failures, break-ins, sabotage, computer viruses, intentional acts of vandalism and similar events. Any system failure that causes an interruption in service or decreases the responsiveness of our website service could impair our reputation, damage our brand name and materially adversely affect our prospects. Our  success,  in particular our ability to successfully  receive and fulfill orders and provide high-quality customer service, largely depends on the efficient  and  uninterrupted  operation of its computer and  communications hardware systems.  We do not have a formal disaster recovery plan. Despite the  implementation of network security measures, our servers are vulnerable to computer viruses, physical or electronic break-ins and similar disruptions, which could lead to interruptions, delays, loss of data or the inability to accept and fulfill customer orders.

12.

We depend on products made using one technology; and products using different technologies may attract customers jeopardizing our business prospects.

We are using Macromedia Flash as the platform for all of our software. Macromedia Flash is one of the most versatile programming systems available. It is unique in its ability to allow the integration of many forms of electronic formatted media into an interactive and user friendly system. It is this quality that has allowed us to adopt our style of presenting educational materials into saleable products. Macromedia Flash offers the ability to output our programs in a format that will play both PC based computer systems and Macintosh computer systems.

If Macromedia Flash were to become deleted from Macromedia’s product line or become not supported or updated to keep pace with current computer hardware, then our software products would become obsolete very quickly. To our knowledge no other programming system can match the product abilities of Macromedia Flash.

In the unfortunate event that Macromedia ceases to produce and sell Macromedia Flash, we cannot assure that we will be successful in finding a substitute for the same.  Our failure to find a substitute may lead to termination of the operation, and thus cause adverse effects to our prospects.

13.

Our growth depends upon the continued acceptance and growth of the internet and electronic commerce, and if such growth does not continue, our prospects could be materially adversely affected.

Commerce over the Internet is a new and emerging market with many competitors. Because we are relying on electronic commerce as an important part of our growth strategy, our growth is dependent upon the widespread acceptance and use of the Internet and other online services as an effective medium for commerce. If acceptance and growth of Internet use does not occur, our business could be materially adversely affected.

In addition, commerce over the Internet is subject to a number of potential adverse developments, including infrastructure failures, failures to maintain transaction security and privacy, and increased government regulation and taxation, any or all of which could adversely affect our Internet commerce strategy and overall business.

14.

Transactions conducted on the internet involve security risks, and there can be no assurance that all of our customers’ transactions will be secure.

We rely on encryption  and  authentication  technology  licensed from third  parties to provide the  security  and  authentication  necessary  to effect secure transmission of confidential information,  such as customer credit card numbers.  There can be no assurance that advances in computer capabilities, new  discoveries in the field of  cryptography,  or other events or developments will not result in a compromise or breach of the algorithms  used by us to protect our customer’s  transaction data. Any compromise of our  security could have a material adverse effect on our  reputation.  A party who is able to circumvent our  security measures could  misappropriate proprietary information or cause interruptions in our operations. We may be required to expend  significant  capital and other  resources  to protect against such security  breaches or to alleviate  problems caused by such breaches.  To  the  extent  that  activities  of  our’s or  third-party contractors  involve the storage and  transmission  of proprietary  information, such as credit  card  numbers,  security  breaches  could  damage the  Company's reputation  and expose the Company to a risk of loss or litigation  and possible liability  which  could  have a  material  adverse  effect on us.

15.

We may be subject to liability for information retrieved from the Internet, and such liability may adversely affect our prospects.

Due to  the  fact  that  material  may  be  downloaded  from  websites  and subsequently  distributed  to others,  there is a possibility that claims will be made against us for negligence,  copyright or trademark infringement or other theories  based on the nature and content of such  material.

 16.

Thomas P. Monahan, our co-director and officer, will only devote part time efforts to our business due to his involvement in other business interests until the completion of the offering.

In light of the fact that Mr. Monahan serves as an accounting consultant to a varieyt of business, the amount of time which Thomas P. Monahan, our co-director and officer will devote to our business will be limited.  Thus, there exists potential conflicts of interest including, among other things, time and effort with such other business entities.  Currently, Mr. Monahan is not inovlved in any other entity, which is engaged in a similar business as our Company.  Mr. Monahan will not spend full time operating our Company.  This may cause delays in the implementation of our business plan.

17.

Thomas P. Monahan will conintue to influence matters affecting our Company after this offering, which may conflict with your interests.

After giving effect to this offering, Thomas P. Monahan, the co-director and officer of our Company will beneficially own approximately 73.3% of the outstanding shares of common stock of our Company if all of the shares in the offering are sold. Mr. Monahan will continue to influence the vote on all matters submitted to a vote of our stockholders, including the election of directors, amendments to the certificate of incorporation and the by-laws, and the approval of significant corporate transactions. This consolidation of voting power could also delay, deter or prevent a change-in-control of the Company that might be otherwise beneficial to stockholders.

18.

Since this is a direct public offering and there is no underwriter, we may not be able to sell any shares ourselves.

We have not retained an underwriter to sell these shares. We will conduct this offering as a direct public offering, meaning there is no guarantee as to how much money we will be able to raise through the sale of our stock. If we fail to sell all the shares we are trying to sell, our ability to expand and complete our business plan will be materially affected, and you may lose all or substantially all of your investment.

19.   You will not receive dividend income from an investment in the shares and as a result, you may never see a return on your investment.

      We have never declared or paid a cash dividend on our shares nor will we in the foreseeable future. We currently intend to retain any future earnings, if any, to finance the operation and expansion of our business. Accordingly, investors who anticipate the need for immediate income from their investments by way of cash dividends should refrain from purchasing any of the securities offered by the Company. As we do not intend to declare dividends in the future you may never see a return on your investment and you indeed may lose your entire investment.

20.

We have arbitrarily determined the initial public offering price and this may not be the market price of the shares after the offering.

The offering price of the shares has been arbitrarily determined by us based on what we believe purchasers of such speculative issues would be willing to pay for the shares of the Company and does not necessarily bear any material relationship to book value, par value, or any other established criterion of value. As a result, it may be difficult for you to resell your shares at or above the offering price. You may also lose your entire investment if the price of the shares being sold is too high.

21.

You may not be able to resell any shares you purchased in this offering. There is no trading market for our common stock at present and there has been no trading market to date. We have not undertaken any discussions, preliminary or otherwise, with any prospective market maker concerning the participation of such market maker in the aftermarket of our common stock. There is no assurance that a trading market will ever develop or, if such a market does develop, that it will continue. This means that it may be hard or impossible for you to find a willing buyer for your stock should you decide to sell it in the future or to resell the shares at or above the offering price.

22.   Our issuance of further shares and the eligibility of issued shares for resale will dilute our common stock and could lower the price a willing buyer would pay for our common stock.

      The shares, if all are sold, being offered in this prospectus Represents 14.7% of our total issued and outstanding shares on a fully-diluted basis. Present Shareholders acquired their Shares of Common Stock at prices substantially below the Offering Price times the number of Shares of Common Stock. Thus, upon completion of the Offering, there will be an immediate substantial dilution to Subscribers in the  book value of each Common share, and the present management will realize an immediate increase thereon. (See “Dilution.”) We calculate net tangible book value per share by subtracting from our total assets all intangible assets and total liabilities, and dividing the result by the number of outstanding shares of common stock. Furthermore, we may issue additional shares, options and warrants and we may grant stock options to our employees, officers, directors and consultants under our future stock option plans, all of which may further dilute our net tangible book value. The dilution of our shares could lower the price a willing buyer would pay for our shares based on the fact our net asset value per share and/or our earnings ratio per share would be reduced.

23.

Future sales of restricted shares could decrease the price a willing buyer would pay for shares of our common stock and impair our ability to raise capital.

The 11,634,500 Shares Common Stock presently issued and outstanding as of the date hereof are “restricted securities” as that term is defined under the Securities Act of 1933, as amended, (the “Securities Act”) and in the future may be sold in compliance with Rule 144 of the Securities Act, or pursuant to a Registration Statement filed under the Securities Act. Rule 144 provides, in essence, that a person holding restricted securities for a period of one year may sell those securities in unsolicited brokerage transactions or in transactions with a market maker, in an amount equal to one percent of the Company's outstanding Common Stock every three months. Sales of unrestricted shares by  our affiliates  are also subject to the same limitation upon the number of shares that may be sold in any three month period. If all the shares offered herein are sold, the holders of the restricted shares may each sell 100,000 shares during any three month period after May 1, 2006. Additionally, Rule 144 requires that an issuer of securities make available adequate current public information with respect to the issuer. Such information is deemed available if the issuer satisfies the reporting requirements of sections 13 or 15(d) of the Securities and Exchange Act of 1934 (the “Securities Exchange Act”) or of Rule 15c2-11 thereunder. Rule 144(k) also permits the termination of certain restrictions on sales of restricted securities by persons who were not affiliates of the Company at the time of the sale and have not been affiliates in the preceding three (3) months. Such persons must satisfy a three (3) year holding period. There is no limitation on such sales and there is no requirement regarding adequate current public information. Investors should be aware that sales under Rule 144 or 144(k), or pursuant to a Registration Statement filed under the Act, may have a depressive effect on the market price of our securities in any market which may develop for such shares.

24.

Because our shares are considered a "penny stock," trading them it will be subject to the penny stock rules which could affect your ability to resell your shares in the market, if a market ever develops in the future.

      The after-market public trading of our securities may be covered by a Commission rule that imposes additional sales practice requirements on broker-dealers which sell such securities to persons other than established customers or accredited investors. In general, “accredited investors” are defined as institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 with their spouses. For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. Consequently, the rule may affect the ability of broker-dealers to sell the Company's securities in any secondary market which may develop, of which there is no assurance.

If a trading market for our common stock was to develop in the future, we believe the market price would be well under $5.00 per share. Securities which trade below $5.00 per share are subject to the requirements of certain rules promulgated under the Securities Exchange Act of 1934 which require additional disclosure by broker-dealers in connection with any trades involving a stock defined as a "penny stock" (generally, any non-NASDAQ equity security that has a market price of less than $5.00 per share, subject to certain exceptions). As a result of being a penny stock, the market liquidity for our common stock may be adversely affected since the regulations on penny stocks could limit the ability of broker-dealers to sell our common stock and thus your ability to sell our common stock in the secondary market.

The rules governing penny stock require the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith, and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors (generally defined as an investor with a net worth in excess of $1,000,000 or annual income exceeding $200,000, $300,000 together with a spouse). For these types of transactions, the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. The broker-dealer also must disclose the commissions payable to the broker-dealer, current bid and offer quotations for the penny stock and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. Such information must be provided to the customer orally or in writing prior to effecting the transaction and in writing before or with the customer confirmation. Monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. The additional burdens imposed on broker-dealers by such requirements may discourage them from effecting transactions in the securities underlying the shares, which could severely limit the liquidity of the securities underlying the shares and the ability of purchasers in this offering to sell the securities underlying the shares in the secondary market.

25.

We may need and be unable to obtain additional funding on satisfactory terms, which could dilute our shareholders or impose burdensome financial restrictions on our business.

      Even if the Maximum Offering is sold, unforeseeable circumstances may occur which could compel us to seek additional funds. Because the Offering has no minimum amount, it can close with only a small amount of proceeds raised. Furthermore, future events, including the problems, delays, expenses and other difficulties frequently encountered by start-up companies may lead to cost increases that could make the net proceeds of this offering insufficient to fund our proposed business plan. Thus, the proceeds of the Offering may be insufficient to accomplish the objectives set forth under the caption “Business” and we may have to borrow or otherwise raise additional funds to accomplish such objectives. We may seek additional sources of capital, including an additional offering of our equity securities, an offering of debt securities or obtaining financing through a bank or other entity. This may not be available on a timely basis, in sufficient amounts or on terms acceptable to us. Our inability to raise additional equity capital or borrow funds required to affect our business plan, may have a material adverse effect on our financial condition and future prospects. Additionally, to the extent that further funding ultimately proves to be available, both debt and equity financing involve risks. Debt financing may require us to pay significant amounts of interest and principal payments, reducing the resources available to us to expand our existing businesses. Some types of equity financing may be highly dilutive to our stockholders' interest in our assets and earnings. Any debt financing or other financing of securities senior to common stock will likely include financial and other covenants that will restrict our flexibility.

26.

The application of laws and regulations  from  jurisdictions  whose laws do not currently  apply to our  business,  or the  application of existing laws and  to the Internet and other online  services could have a material adverse effect on us.

We are not currently  subject to direct  regulation by any domestic or foreign governmental agency, other than regulations  applicable to businesses generally,  and laws or  regulations  directly  applicable  to  access to online commerce.  However, due to the increasing popularity and use of the Internet and other online services,  it is possible that a number of laws and regulations may be adopted with respect to the Internet or other online services covering issues such  as  user  privacy,  pricing,  content,   copyrights,   distribution,   and characteristics  and quality of products and services.  Furthermore,  the growth and  development  of the market for online  commerce  may prompt more  stringent consumer  protection laws that may impose additional  burdens on those companies conducting  business online.  The adoption of any additional laws or regulations may decrease the growth of the Internet or other online  services,  which could, in turn,  decrease  the demand  for our  products  and  services  and increase our  cost of doing  business,  or otherwise  have an adverse effect on us.  Moreover,  the  applicability  to the Internet and other online services of existing laws in various jurisdictions  governing issues such as property  ownership,  sales and other taxes and personal privacy is uncertain and may take  years  to  resolve.  In  addition,  as our  service  is available over the Internet in multiple states and foreign countries, and as we  sell  to  numerous  consumers  residing  in such  states  and  foreign countries,  such jurisdictions may claim that we are required to qualify to do business as a foreign corporation in each such state and foreign country. We are qualified to do business in only two states, and failure by us to qualify as a foreign  corporation in a  jurisdiction  where it is required  to do so could  subject us to taxes and  penalties  for the failure to qualify.  Any such new  legislation  or regulation,  the application of laws and regulations  from  jurisdictions  whose laws do not currently  apply to our  business,  or the  application of existing laws and  to the Internet and other online  services could have a material adverse effect on us.

27.

Our company may be subject to the taxes of states or foreign coutnry, which could have a material adverse effect on us.

Except in certain  limited  cases,  we do not currently  collect sales or other  similar  taxes for shipments of goods into states other than New York and New Jersey.  However,  one or more states may seek to impose  sales tax collection  obligations on out-of-state  companies,  which engage in online commerce.  In addition,  any new operation in states outside of New York and New Jersey could subject  shipments into such states to state sales taxes under current or future laws. A successful assertion by one or more states or any foreign  country that we  should collect sales or other taxes on the sale of  merchandise  could have a material  adverse  effect on us.

28.

If we fail to pay our franchise taxes and to timely file a renewal and revival, and another corporation adopt a name that is similar and/or indistinguishable from our name, we could lose the right to use our name and will be required to seek a renewal and revival of our certificate of incorporation under another name.

On March 1, 2003, our Certificate of Incorporation was voided by the State of Delaware for non-payment of franchise taxes in the amount of $114.40, including interest, fees and penalties for 2001 and $100.00, including taxes, fees and penalties for 2002, which outstanding amounts were paid on June 16, 2006. Simultaneously, on June 16, 2006, a Certificate for Renewal and Revival of our Certificate of Incorporation (the Certificate") was filed with the State of Delaware, which officially restored, renewed and revived our Certificate of Incorporation commencing on May 22, 2006. In accordance with Delaware Corporation law, upon the filing of the Certificate, our Certificate of Incorporation was renewed and revived with the same force and effect as if it had not been voided. Such reinstatement validated all contracts, acts, and matters, done and performed by our officers and agents within the scope of our Certificate of Incorporation during the time the Certificate of Incorporation was voided.

If we fail to pay our franchise taxes and to timely file a renewal and revival and another corporation shall adopt a name that is similar and/or indistinguishable from our name, we could lose the right to use our name and will be required to seek a renewal and revival of our Certificate of Incorporation under another name. This could result in the loss of any good will and recognition which has been established with respect to our name.

29.

We have applied for and are waiting for issuance of trademarks,
“www.eschoolroom.com” and “learningisbasic,” by the United States Patent and Trademark Office, and denial of the application may result in adverse material effects against our prospects.

Initially, while the Company was operating under the name Ding Dong School, Ltd. the Company attempted to register its name Ding Dong School as a trademark and the United States Patent and Trademark Office (“USPTO”) objected to the registration.  Due to this objection, the Company allowed the application to go abandoned and has decided to change its name by reincorporation in the State of Delaware.  Once our Company was reorganized into Terra Media, Ltd., a pre-existing Delaware corporation, which was formed on February 28, 2001, pursuant to the Plan of Share Exchange and Reorganization, dated June 15, 2006, we applied to the USPTO for trademarks on “learningisbasic” and “www.eschoolroom.com.” These applications are currently pending.  In the unfortunate event that our applications are turned down by the USPTO, our business may be adversely affected.

PRICE OF OUR SECURITIES WHICH MAY REDUCE THE VALUE OF YOUR INVESTMENT.

This prospectus relates to the sale by us of Units and to the resale of up to 201,000 additional shares that are held by certain stockholder~~s~~ identified in this prospectus. There is currently no public market for our securities. Sales by the selling shareholders may have a depressive effect on the market price of our securities and may make it more difficult for us to complete our Offering. It may also have the effect of reducing the value of your investment. In addition if our common stock is listed on the OTC Bulletin Board and selling stockholders can sell at prevailing market prices, this may undercut the price at which we are offering our shares, which must be sold at a fixed price for the duration of the Offering.

USE OF PROCEEDS

There is no minimum number of shares that must be sold in this offering. The following discussion and table are created solely to provide estimates on the application of the proceeds of the offering if the specified percentages of the maximum number of shares offered hereby are sold.

If 25% of the offered shares are sold, we estimate that we will receive net proceeds of approximately $200,000 ($250,000 of gross proceeds, less offering expenses of approximately $50,000) from our sale of the 500,000 shares of common stock offered by us. If the maximum number of shares of common stock is sold, we estimate that we will receive net proceeds of approximately $950,000 ($1,000,000 of gross proceeds, less offering expenses of approximately $50,000) from our sale of the 2,000,000 shares of common stock offered by us. This estimate is based on an initial public offering price of $0.50 per share and is before deduction for any commissions or non-accountable expenses we may pay to registered broker-dealers, if any. We currently have no plans, arrangements or agreements to offer any units through registered broker-dealers.

We expect to use the net proceeds of the offering for the following purposes

(1):

  25%         50%          75%        Maximum

Salaries(2)                  100,000      160,000      200,000      200,000

Marketing (3)                    -0-      100,000      200,000      300,000

Rent                          24,000       24,000       24,000       24,000

Purchase of equipment

And software(4)               25,000       30,000       50,000       75,000

General and administrative    10,000       15,000       20,000       25,000

Expenses(5)

Legal and accounting          30,000       60,000       60,000       60,000

Working capital               11,000       61,000      146,000      266,000

             Total        $  200,000   $  450,000      $700,000   $ 950,000

(1) Assumes that all product development and marketing come from the "best efforts" offering and not from operations.

(2) Consist partially of a salary to Thomas Monahan of $50,000, that of a computer programmer and a part time teaching consultant to help develop and review content.

(3) Marketing will include development of the marketing website, attendance at consumer trade shows, brochures, and advertising of the website name over radio

(4),(5)General overhead expenses, including, but not limited to, office supplies, overnight delivery services, mail, telephones, insurance.

We believe that the net proceeds from the offering will be sufficient to continue the development of our proposed business for the next 12 months but not enough to expand our business plan. We also believe that net proceeds from the maximum offering will enable us to increase our marketing efforts. Pending maximum use of the proceeds from the shares of common stock sold by us pursuant to this Offering, as set forth above, we may invest a portion of such proceeds in short-term, interest-bearing securities, U.S.

Government securities, money market investments and short-term, interest-bearing deposits in major banks. Our ability to continue the development of our business is dependent on the receipt of the net proceeds from the shares of common stock sold by us pursuant to this Offering.

We will not receive any proceeds from the 201,000 additional shares of common stock that are being offered for sale by the selling stockholder under this prospectus.

DIVIDEND POLICY

We have not paid any cash dividends on our common stock and we currently intend to retain any future earnings to fund the development and growth of our business. Any future determination to pay dividends on our common stock will depend upon our results of operations, financial condition and capital requirements, applicable restrictions under any credit facilities or other contractual arrangements and such other factors deemed relevant by our Board of Directors.

DETERMINATION OF OFFERING PRICE

At present, there is no established public market for our shares and we have no market maker and/or investment banker advising us.  The offering price and other terms and conditions relating to our shares have been arbitrarily determined by us and  do not bear any relations to assets, earnings, book value, or any other objective criteria of value.  In addition, no investment banker, appraiser, or other independent third party has been consulted concerning the offering price for the share or the fairness of the offering price established for the shares.

DILUTION

The difference between the public offering price per share of common stock and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of common stock which may be converted into cash), by the number of outstanding shares of our common stock.

At June 30, 2006, our net tangible book value was at a deficiency of ($45,176), or approximately ($0.004) per share of common stock. After giving effect to the sale of  500,000 shares of common stock and the deduction of estimated expenses of this offering of $50,000, our pro forma net tangible book value at June 30, 2006, would have been $154,824 or $0.013 per share, representing an immediate increase in net tangible book value of $0.017 per share to the initial stockholders and an immediate dilution of $.487 per share to new investors.

The following table illustrates the dilution to the new investors on a per-share basis:

Public Offering Price                                            $         .50

Net Tangible book value before this

offering                                      $     (0.004)

Increase attributable to new investors        $       .017

                                              ------------       -------------

Pro forma net tangible book value after                          $        .013

this offering

                                                                  ------------

Dilution to new investors                                         $       .487

                                                                  ============

The pro forma net tangible book value after the offering is calculated as follows:

Numerator:

   Net tangible book value (deficiency) before this offering       $ (45,176)

   Net Proceeds from the offering at 25% of maximum                   200,000

                                                                    ----------

                                                                       154,824

Denominator:

   Shares of common stock outstanding prior to this offering        11,634,500

   Shares of common stock included in the units offered at 25%         500,000

          of the maximum                                           -----------

                                                                    12,134,500

The following illustrates dilution at varying levels of proceeds from the offering. There is no numbers of shares that must be sold in this offering.

                                                                     ASSUMING

                                    25% of     50% of       75% of    MAXIMUM

                                  OFFERING   OFFERING     OFFERING   OFFERING

                                  --------   --------     -------    --------

Public offering price per share      $0.50      $0.50       $0.50      $0.50

Net tangible book value per

  share as June 30, 2006             (.004)     (.004)      (.004)     (.004)

Increase per share attributable

  to this offering                    .017       .036        .054       .045

Pro forma net tangible book

  value per share after this offering .013       .032        .050       .066

Dilution to new investors             .487       .468         .450      .434

Percentage of Dilution                97.4%      93.6%        90.0%    86.8%

The following table sets forth with respect to the existing shareholders, a comparison of the number of shares of Common Stock owned by the existing shareholders, the number of common stock to be purchased from the Company by the purchasers of the Units offered hereby and the respective aggregate consideration paid to the Company and the average price per share:

Average Price

Shares Purchased              Total Consideration      Per Share

Assuming 25% of

Maximum is Sold:

                              Number    Percent      Amount   Percent

Existing shareholders(1)    11,634,500    95.9%   $  359,518   58.9%  $ .031

New investors                  500,000     4.1       250,000   41.1      .50

Total Assuming              12,134,500   100.0%   $  609,518    100%

Maximum Offering

                             Number     Percent      Amount    Percent

Existing shareholders(1)  11,634,500     85.3%    $  359,518    26.4%  $.031

New investors             _2,000,000     14.7      1,000,000    73.6     .50

Total                     13,634,500    100.0%    $1,359,518     100%

(1) Includes 10,000,000 shares of common stock issued to officers, directors and affiliated persons.

CAPITALIZATION

The following table summarizes our capitalization at June 30, 2006, and to give effect to (i) the sale of the 2,000,000 shares of common stock offered in the prospectus and our application of the estimated net proceeds, and after deducting the estimated offering expenses. The information in the table should be read in conjunction with the more detailed combined financial statements and notes presented elsewhere in this prospectus.

June 30, 2006

                                                Actual      Adjusted

                                            ----------     ----------

Long-term obligations [including/less]

 current portion                               $  -0-          $  -0-

Stockholders' equity:

Common stock $.001 par value;

   authorized 20,000,000 shares; issued

   and outstanding  shares 11,634,500           11,635         13,635

Preferred stock $.001 par value;

authorized 5,000,000 shares;

   no shares issued and outstanding                   0             0

Additional paid in capital                      347,883     1,295,883

Deficit                                        (383,694)     (383,694)

                                            -----------     ----------

Net Stockholders' equity (deficiency)           (24,176)      925,824

                                             -----------    ----------

Total capitalization (deficiency)             $ (24,176)     $925,824

                                             ===========    ==========

SELLING STOCKHOLDER

We are registering 201,000 shares, which are owned by one of our stockholders. We will not receive any of the proceeds from sales of shares offered under this prospectus by the selling stockholder~~s~~.

All costs, expenses and fees in connection with the registration of the selling stockholder‘s shares will be borne by us. All brokerage commissions, if any, attributable to the sale of shares by the selling stockholder~~s~~ will be borne by the selling stockholder.

The following table sets forth the name of the stockholder who is offering the resale of shares of common stock by this prospectus, the number of shares of common stock beneficially owned by him, the number of shares of common stock that may be sold in this offering and the number of shares of common stock he will own after the offering, assuming he sells all of the shares offered. The selling stockholder is neither a broker-dealer nor an affiliate of broker-dealers.

Name	Shares beneficially owned prior to the offering	Total Shares Registered	Percent Assuming Offering	Percent Assuming Maximum Offering
Roger L. Fidler	201,000	201,000	0.017%	0.015%

(1) Applicable percentage ownership is based on 11,634,500 shares of common stock outstanding as of August 1, 2006, together with securities exercisable or convertible into shares of common stock within 60 days of August 31, 2006. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock that are currently exercisable or exercisable within 60 days of August 31, 2006 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

PLAN OF DISTRIBUTION

Shares to be sold by us.

We are offering units on a "best-efforts, no minimum” up to a maximum of 2,000,000 Shares of Common Stock at a price of $0.50 per share. There is no minimum number of shares that must be sold in the offering. There is no commitment on the part of any person to purchase and pay for any shares. The existing officers and directors reserve the right to acquire up to 25% of the maximum number of Shares that may be sold in this offering. We anticipate that to the extent that any of our officers and directors purchase Shares in the offering, they will do so with investment intent and not with a view toward the distribution of the Shares purchased. None of the Company's officers or directors will participate in the making of this Offering other than by the delivery of this Prospectus or by responding to inquiries by prospective purchasers. Such responses shall be limited to the information contained in the Registration Statement of which this Prospectus is a part.

No commission will be paid with respect to the sale of Shares. The Company will pay its own legal and accounting fees and other expenses incurred in connection with the Offering.

This offering is intended to be made solely by the delivery of this Prospectus and the accompanying subscription application to prospective investors. Thomas P. Monahan, our President and Chief Executive Officer, will offer the securities in this Offering on behalf of the Company. Mr. Monahan may only make sales if they can rely on the exemption provided by Rule 3a4-1 under the Securities Exchange Act of 1934, which permits such persons to sell securities under certain circumstances without registration as a securities broker. Mr. Monahan will not receive any commissions or other remuneration based either directly or indirectly on transactions in our securities for their efforts in making any such offers or sales. Mr. Monahan is not a registered broker-dealer or an affiliate of broker-dealers. Furthermore, Mr. Monahan shall conduct their selling activity in accordance with paragraph (a)(4)(ii) of Rule 3a4-1, in that each person primarily performs substantial duties for the issuer other than in connection with transactions in securities, each person is not a broker or dealer or affiliated with a broker or dealer in the last twelve months and each person does not participate in selling an offering of securities more than once every twelve months other than as permitted under Rule 3a4-1. Mr. Monahan is not subject to a statutory disqua1ification as that term is defined in section 3(a)(39) of the Securities Act of 1933. Further, neither Thomas Monahan nor Dr. John Swint is an associated person of a broker or dealer.

We may also engage registered broker-dealers to offer and sell the shares. We may pay any such registered persons who make such sales a commission of up to 10% of the sale price of each share sold, and provide the registered persons a non-accountable expense allowance of up to 3% of the sale price of each unit sold. We have not entered into any underwriting agreement, arrangement or understanding for the sale of the shares being offered. In the event we retain a broker who may be deemed an underwriter after this the effectiveness of this Registration Statement, we will file a post-effective amendment to this registration statement with the Securities and Exchange Commission. Other than our officers, directors and/or employees and, possibly, registered broker-dealers, no other person has been authorized to offer for sale the securities included in this prospectus for the account of the Company.

Prior to this offering there has been no public market for our common stock. The offering price of the shares was determined by us based upon our assessment of our value compared to others in our market, taking into account, among other matters, the following:

1. the relatively early stage of our development compared to others in similar industries;

2. the limited capital available to us through this offering or through other sources;

3. our ability to expand and develop our operations based upon the capital provided by this offering;

4. our potential value if we are successful in implementing our business plan;

5. a multiple of our revenues; and

6. the general market for publicly traded securities.

After the registration statement of which this prospectus forms a part has been declared effective, we will provide to each prospective investor a copy of the final prospectus relating to his offering which includes an agreement to purchase shares. In order to purchase the shares, the subscription application and a check made payable to Terra Media, Ltd. should be completed and forwarded to us. Receipt by us of a subscription agreement and payment for the subscribed shares shall not constitute acceptance of a subscription. We reserve the fight to withdraw, cancel or modify the offering hereby and to reject subscriptions in whole or in part, for any reason.

Certificates representing your securities will not be issued until such times as good funds related to the purchase of the shares by such subscribers are received by us. Until such time as certificates are issued to the subscribers, the subscribers will not be considered shareholders of Terra Media, Ltd.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have, individually or in the aggregate, a material adverse affect on our business, financial condition or operating results.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following tables set forth the ownership, as of September 30, 2006, of our common stock (a) by each person known by us to be the beneficial owner of more than five percent (5%) of our outstanding common stock, and (b) by each of our directors, by all executive officers and our directors as a group.  To the best of our knowledge, all persons named have sole voting and investment power with respect to such shares, except as otherwise noted.

(a)

Security Ownership of Certain Beneficial Owners.

The following table sets forth the security and beneficial ownership for each class of our equity securities and for any person who is known to the beneficial owners of more than five percent (5%) of our outstanding common stock.

                                                                     Ownership

Title of                        No. of     Nature of     Current     After

Class        Name & Address     Shares     Ownership     % Owned     Offering(1)

_____          __________       ______     _________     _______     ______

Common       Thomas P. Monahan  10,000,000  Record        100%        73.3%

             60 Knolls Crescent,

             Apt. 6A

             Bronx, NY

             10463

             (b)   Security Ownership of Officers and Directors.

                  The following table sets forth the ownership for each class of our equity securities owned beneficially and of record by all directors and officers.

                                                                     Ownership

Title of                        No. of     Nature of     Current     After

Class        Name & Address     Shares     Ownership     % Owned     Offering(1)

________     ______________     ______     _________     _______     ______

Common       Thomas P. Monahan  10,000,000  Record        100%        73.3%

             60 Knolls Crescent,

             Apt. 6A

             Bronx, NY

             10463

Common       Dr. John Swint        102,500  Record         100%        .1%

Changes in Control.

There are currently no arrangements, which would result in a change in control.

The name, age and positions of our current director, executive officers and key employees are:

Name	Age	Position
Thomas P. Monahan	58	President,Director, Secretary, Treasurer
Dr. John Swint	60	Director

Thomas P. Monahan is a retired Certified Public Accountant who was in public practice as a sole practitioner from 1986 to December 2005. During this time, an injury to both of his legs and an extensive hospital and rehabilitation period no longer permitted him to meet the travel requirements of his engagements. On December 19, 2005, the New Jersey State Board of Accountancy entered a Consent Order whereby Mr. Monahan voluntarily agreed not to renew his license to practice accountancy in the State of New Jersey and to surrender his license which expired December 31, 2005.  The action arose because Mr. Monahan did not respond to an ethics inquiry by the American Institute of

Certified Public Accountants. The failure to respond was due initially to Mr. Monahan’s prolonged hospital stay, caused by an accident and his failure to receive the notice mailed to his vacated residence during the hospital stay. Subsequently, Mr. Monahan had no interest in pursuing public accountancy due to his physical disability and thus did not bother to respond to the inquiry. No action was taken by either the AICPA or the N.J.S. Board of Accountancy with respect to the underlying ethics inquiry that had been pending for many years.

Before working as a Certified Public Accountant, Mr. Monahan served as Comptroller for Superior Steakhouse Systems, Inc. Minola, New York. From 1983 to 1984, Mr. Monahan was Assistant Comptoller for CoverTemp, Inc. in White Plains, New York. Mr. Monahan received his B.A. degree from Rutgers University in 1970, his M.A. in Distributive and General Business Education from Montclair State College in Montclair, New Jersey in 1975. Mr. Monahan presently devotes a substantial part of his time to the business of  Terra Media, Ltd. and provides part time consulting services to the accounting profession.

Dr. John Swint is a career educator with an earned doctorate degree in Educational Leadership from Nova University (1976).  Dr. Swint has served 26+ years in public education in the State of Georgia as a secondary high school teacher and school administrator.  Presently, Dr. Swint is an Associate Professor and the Senior Extended Education Coordinator at Mercer University (1988 - present). He has and continues to serve on the board of the Georgia Law - Related Consortium (1988 - present).  In addition, Dr. Swint remains active with the Middle Georgia Community Food Bank, and holds the Executive Secretary position of South Eastern Association of Magicians (1976 - present).   Dr. Swint also holds the following positions with the National Education Association (NEA): (1) Treasurer from 1998 to present of the Vocational, Technical, and Distance learning Caucus; (2) Chair of the Southeast Regional Democratic Caucus Chair, 1998-present; (3) Founding Chair and Chairman of Georgia Higher Education (1996-present); an (4)Founding Chair and current Chairman of Georgia Veterans and Armed Forces Chairman (1996-present).

In the past, Dr. Swint has served as an immediate past Vice President of the Georgia Association of Educators, the National Association of Education affiliate (2000-2004). He also served in the US Army service and rose to the permanent rank of Captain. Dr. Swint also worked and continues to work as a licensed real estate agent (1980 - present).  Dr. Swint was also a licensed Real Estate Appraiser, CRA from 1985 – 2002. Moreover, Dr. Swint possesses extensive experience in public and private sectors as management consultant in community and economic development, housing, education (1974 - 90).  Dr. Swint also served as an advisor to Nixon and Ford administrations in areas of energy development and health manpower, and possesses extensive experience in writing and reviewing grants at local, state and regional levels.  Furthermore, Dr. Swint also served as an advisor to Georgia Governor Jimmy Carter in the area of migrant workers.  Dr. Swint actively participated in civil rights movement from the time of Martin Luther King until present culminating in recognition on the National Civil Rights Center Wall of Fame in Alabama.

In addition to the above two named, we intend to recruit and appoint additional directors and officers as needed who have the requisite complement of skills to successfully implement the business plans of our Company.

The term of office of each director is one year or until his or her successor is elected at the annual meeting of our Company and qualified.  The term of office for each officer of the Company is at the pleasure of the board of directors.

DESCRIPTION OF SECURITIES

The following description of our capital stock is a summary and is qualified in its entirety by the provisions of our Certificate of Incorporation, with amendments, all of which have been filed as exhibits to our registration statement of which this prospectus is a part.

Capital Structure

Our capital stock consists of 25,000,000 shares of capital stock, par value $.001 per share, of which 20,000,000 shares are common stock and 5,000,000 shares are preferred stock that may be issued in one or more series at the discretion of the board of directors. As of the date hereof, 11,634,500 shares of common stock and no shares of preferred stock are issued and outstanding.

Common Stock

We are authorized to issue 20,000,000 shares of common stock, $.001 par value per share, of which 11,634,500 shares are issued and outstanding as of the date of the prospectus. Each outstanding share of common stock is entitled to one vote, either in person or by proxy, on all matters that may be voted upon by their holders at meetings of the stockholders.

Holders of our common stock:

1. Have equal ratable rights to dividends from funds legally available therefore, if declared by our board of directors;

2. Are entitled to share ratably in all of our assets available for distribution to holders of common stock upon our liquidation, dissolution or winding up;

3. Do not have preemptive, subscription or conversion rights, or redemption or sinking fund provisions; and

4. Are entitled to one non-cumulative vote per share on all matters on which stockholders may vote at all meetings of our stockholders.

Cumulative voting for the election of directors is not provided for in our certificate of incorporation, which means that the holders of a majority of the shares voted can elect all of the directors then standing for election.

Our certificate of incorporation provides that specified provisions may not be repealed or amended except upon the affirmative vote of the holders of not less than 2/3 of the outstanding stock entitled to vote. This provision would enable the holders of more than 1/3 of our voting stock to prevent amendments to the certificate of incorporation even if they were favored by the holders of a majority of the voting stock.

Preferred Stock

We may, subject to limitations prescribed by Delaware law:

1. Provide for the issuance of up to 5,000,000 shares of our preferred stock in one or more series;

2. Establish from time to time the number of shares to be included in each such series;

3. Fix the rights, preferences and privileges of the shares of each wholly un-issued series and any qualifications, limitations or restrictions thereon; and

4. Increase or decrease the number of shares of any such series (but not below the number of shares of such series then outstanding) without any further vote or action by the stockholders.

Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control and may adversely affect the market price of the common stock and the voting and other rights of the holders of common stock. We have no current plans to issue any shares of preferred stock.

Reports to Stockholders

We intend to furnish our stockholders with annual reports containing audited financial statements as soon as practicable after the end of each fiscal year. Our fiscal year ends on December 31.

Transfer Agent

Upon successful filing of the offering registration, we plan on retaining Olde Monmouth Stock Transfer Co., Inc., Atlantic Highlands, New Jersey, as transfer agent for our shares of common stock and warrants.

Interest of Named Experts and Counsel

The validity of the shares of common stock offered hereby as to their being fully paid, legally issued and non-assessable will be passed upon for us by the Law Office of Roger L. Fidler, Midland Park, New Jersey.  Mr. Fidler owns 201,000 shares of our common stock.

Indemnification for Securities Act Liabilities

Section 102(b)(7) of the Delaware General Corporation Law, which we refer to as  the "DGCL," permits a provision in the certificate of incorporation of each corporation organized under the DGCL eliminating or limiting, with some exceptions, the personal liability of a director to the corporation or its stockholders for monetary damages for some breaches of fiduciary duty. Our Certificate of Incorporation eliminates the personal liability of directors to the fullest extent permitted by the DGCL.

Section 145 of the DGCL, which we refer to as "Section 145," in summary, empowers a Delaware corporation to indemnify, within limits, its officers, directors, employees and agents against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement that they actually and reasonably incur in connection with any suit or proceeding, other than by or on behalf of the corporation, if they acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interest of the corporation and with respect to a criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful.

With respect to any action by or on behalf of the corporation, Section 145 permits a corporation to indemnify its officers, directors, employees and agents against expenses (including attorneys' fees) they actually and reasonably incur in connection with the defense or settlement of the action or suit, provided that person meets the standard of conduct described in the preceding paragraph. No indemnification is permitted, however, in respect of any claim where that person has been found liable to the corporation, unless the Court of Chancery or court in which the action or suit was brought approves the indemnification and determines that the person is fairly and reasonably entitled to be indemnified.

As permitted by the DGCL, our bylaws provide that we are required to indemnify our directors and officers, consultants and employees to the fullest extent permitted by the DGCL, Subject to certain very limited exceptions, we are required to advance expenses, as incurred, in connection with a legal proceeding to the fullest extent permitted by the DGCL, subject to certain very limited exceptions. The rights conferred in our bylaws are not exclusive. We have obtained directors' and officers' liability insurance.

Insofar as indemnification for liabilities under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the  opinion of our counsel the matter as been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Insofar as indemnification for liabilities arising under the Securities Act of

1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

BUSINESS OF TERRA MEDIA, LTD.

History of the Company

Initially, our Company was incorporated on April 7, 2004, as a New Jersey corporation under the name Ding Dong School, Ltd.  On June 15, 2006, pursuant to a Plan of Share Exchange and Reorganization (the “Plan”) dated June 15, 2006, we reorganized the Company into Terra Media, Ltd., which was a pre-existing Delaware Corporation, formed on Feburary 28, 2001. Thomas Monahan is a Director to both companies.

On March 1, 2003, our Certificate of Incorporation was voided by the State of Delaware for non-payment of franchise taxes in the amount of $114.40, including interest, fees and penalties for 2001 and $100.00, including taxes, fees and penalties for 2002, which outstanding amounts were paid on June 16, 2006. Simultaneously, on June 16, 2006, a Certificate for Renewal and Revival of our Certificate of Incorporation (the Certificate") was filed with the State of Delaware, which officially restored, renewed and revived our Certificate of Incorporation commencing on May 22, 2006. In accordance with Delaware Corporation law, upon the filing of the Certificate, our Certificate of Incorporation was renewed and revived with the same force and effect as if it had not been voided. Such reinstatement validated all contracts, acts, and matters, done and performed by our officers and agents within the scope of our Certificate of Incorporation during the time the Certificate of Incorporation was voided.

 We are a development stage corporation formed to produce and market our own educational courses on CD and DVD formatted disks and through our website with the registered domain name of learningisbasic.com.

We intend to publish and make available for sale our educational titles. To date, we have completed 6 titles on CD formatted disks relating to the teaching of basic English to foreign language speaking people and the teaching of mathematics. These titles include: 1. “English for Russian Speaking People”; 2. English for Portugese Speaking People”; 3. “English for Spanish Speaking People”; 4. “English for Chinese Speaking People”; and 5. “English for Polish Speaking People” and 6. “Math for First Graders”. Our educational titles on CD and or DVD formatted disks will consist primarily of mathematics and science text book and work book courses for grades Pre-K through college level.

We will either take orders and payment over the Internet via E-mail or via an 800 number. Customers can place orders and handle customer service problems with either method. With very few exceptions, we intend to honor any return policy immediately for a full credit or refund or replacement of product.

Our income will be from two sources: revenue from the sale of merchandise over the internet and through our presence at trade shows open to the public.

We are a developmental E-Commerce store  that is being developed to provide a unique shopping experience and provide access to many unusual kinds of merchandise not readily available in the typical shopping malls and business communities found throughout the United States.

A virtual store is intended to be virtual shopping center representing different kinds of merchandise on our website found on the world wide web, a place where customers can shop from their computers and we can offer merchandise and services for a fraction of the overhead required in a physical mall. A virtual store exists on that portion of the Internet known as the World Wide Web. You get to the store by entering its Web address, called a "universal resource locator, ("URL"), into a Web browser such as Netscape Navigator. We have registered the Domain Name “learningbasic.com”; “eschoolroom.com” and “dingdongschool.com”.  We also filed an application with the United States Government to trademark the Company’s website domain name, “eschoolroom.com.” and the Company’s store “learningisbasic.com”. These trademark applications are currently pending.

Once a product is selected for purchase, through our “shopping cart”, a form will be presented to you  on the screen with the description and availability of the product, shipping times or any delays, payment information. Payment methods will include: a. selecting a toll free telephone number to call and place your order, (b) E-mail to transmit credit card or electronic funds transfer ("ETF") or (c) pay through a secured a Secured Electronic Transfer, ("SET").

Whether the customer purchases something or not, before leaving the store, the customers will be asked if they would like to leave their E-mail address and hopefully some personal information about themselves in order to be notified about any new CD or DVD titles as they become available.

Business Plan Implementation.

We plan to promote the public’s interest in visiting the Company's internet store through several methods:

(1)

We intend to attend various types of consumer trade shows to place our products for sale, to collect names for a mailing of our catalog and other promotional information relating to our wedsite and to direct customers to our website for access to our full product lines.

(2)

We will be producing CD ROM's containing information about us, the store, samples of titles with good resolution images and other interesting stories and information about our origin and our  products. We will list the our URL with the various Web search engines such as Lycos, Yahoo, etc.

(3)

We will encourage visitors to visit our internet store and leave their E-mail address and any other personal information obtainable to build a data base of shoppers from which to send notices of sales, availability of desired merchandise or any other enticement to get the shopper back to return to our Web Site or recomend it to others.

(4)

We plan to  begin a process of enabling multi lingual wording of our products and internet store  to encourage foreign visitors to visit us.

(5) We intend to ultilize radio advertising to advertise our website “eschoolroom.com”.

(6) We intent to establish E-stores with Ebay and Amazon.com in addition to Yahoo.com.

The Technology

We are using Macromedia Flash as the platform upon which to develop our CD and DVD formatted educational titles. Macromedia Flash has sveral unique features that make it ideal for our purposes. First, it has the ability to publish our work in several formats including as an executable file which may be played on either a PC or a Macintosh Computer. In additional the same programming may also be used as the basis for presentation on our website with no change in the basic core code. Macromedia Flash is especially useful in it’s ability to incorporate and integrate many forms of media into a single interactive program.

Macromedia Flash is one of the most popular and versitle applications for digital multimedia and website development. Flash is a vector-based medium able to deliver compelling vector animated content at a fraction of the bandwidth required by other animation media. Flash is now one of the most flexible interactive digital-media authoring tools available, offering the capabilities to run not only on the Internet and desktop computer platforms, but on game consoles and mobile devices as well.

As the Internet has become more complex, more easily accessed, and more plentiful in rich media, it has increasingly become a destination for those wanting to be educated and entertained at the same time. Education is a subset of media (online or offline, interactive or not) that presents science, math, history or culture in a compelling and entertaining manner. This is where Flash-based education and entertainment enters the scene. Flash allows for the creation of nonlinear, self-motivated, educational experiences that feature compelling and powerful use of sound, video, imagery and interactivity.

Flash offers a series of file types to which our creations can be published. Each format has its own particular strengths and weaknesses. In particular and as they relate to our products we ultilize the publishing option of producing our content as SWF files. SWF, is viewable only if our intended audience has installed a “Flash Player” on their computer. Macromedia Flash 8 is the latest in the Flash family of software. Not only is the player that plays Flash content one of the most downloaded pieces of software-surpasing both Internet Explorer and Netscape as well as nearly all media players. Flash Players 4,5,6, 7 and now version 8 accompanied virtually every copy of Windows, from Windows 98 first edition on up through Windows XP SP2. The only exceptions are Winmdows 2000, Windows XP Pro x64 and Windows Server 2003. The Flash Player is also available as a free downoadable file from macromedia’s home website.

In addition we also publish our titles in the “Windows Projector” format which is a self executing EXE file that does not need a web browser or a plug-in to view the content. We can distribute the Windows Projector without having to worry whether our intended audience has the necessary Flash plug-in, a compatible web browser, or even an Internet connection. Our titles are self contained packages produced and distributed on CD ROM or DVD formatted disks. We can also produce our titles in the Macintosh equivalent of the Windows Projector as a self executing HQX file. The Macintosh Projector does not need the Flash plug-in or a browser to be viewed.

One of the most important and relavent characteristics of Macromedia Flash is its ability to present material in almost any language. The language component of the computer program is documented as an image file which then is displayed independent of the computer user’s operating system limitations and graphic display limitations. This will allow us to present our content in many languages simultaneously from within the program and not have to worry about the user’s computer system to display that language.

Size of the Industry

The size of the industry makes the Internet  the "Place" to do business by all measures of statistics. The key justification for entering  the business environment of the Internet is the potential to sell products and do business. Online sales are growing impressively. In the US., US Census Bureau News reported that 2005 online sales represented $87,753,000 or 2.36% of the total retail sales in this country and $25,218,000 or 2.6% of retail sales for the first quarter ending June 30, 2006 as compared to $70,668,000 in ecommerce sales for 2004 or 2.0% of retail sales.  In the U.K., the Interactive Media in Retail Group said that 2002 online shopping grew 19 times faster than traditional retailing venues. Fourth quarter sales for the quarter ended December 31, 2005 was $23,569,000 as compared to $19,146,000 for the fourth quarter December 31, 2004. A increase of $4,423,000. As of December 31, 2003, The Street.com reports e-commerce sales are up 20% to 35% this last 2003 holiday season. A late 2003 eSpending reported that 62 percent of the online shoppers interviewed described themselves as satisfied with the experience, while less than 7 percent were dissatisfied. This means that online shoppers are also more confident about security, and thus, more comfortable spending money on line.

When using statistics and reports to describe the validity of using the Internet as the Place to do business, it should be pointed out that the Internet and the Web are moving targets - as soon as it is measured, they have changed. The studies do not have good validity and reliability, and are necessarily imperfect. However, these and other studies  do have the ability to indicate a trend of unprecedented growth and vitality.

Products

We intend to publish and make available for sale our educational titles. To date, we have completed 6 titles on CD formatted disks relating to the teaching of basic English to foreign speaking people. These titles include “English for Russian Speaking People”; English for Portugese Speaking People”; “English for Spanish Speaking People”;  “English for Chinese Speaking People”; and “English for Polish Speaking People”.

We have also completed  “Math for First Graders”. Our other educational titles on CD and or DVD formatted disks will consist primarily of virtual mathematics and science text books and work book courses for grades Pre-K through college level.

Merchandising and Internet/Direct Commerce

Our retail merchandising and Internet/Direct Commerce businesses competes in the consumer products and specialty retail businesses as well as the electronic commerce industry, all of which are highly competitive. The leading competitors of our merchandising business include brick and mortar educational resource stores, Barnes and Noble, and Borders bookstores, and such Internet sites offering related products such as Amazon.com. We compete on the basis of our content, the quality, uniqueness, price and assortment of our titles, service to customers and proprietary customer lists developed through direct contact with potential customers at trade shows.

Competition

We have competition in every area of our existing and proposed businesses from other companies that have set up  Web Sites to offer educational titles for sale at competitive content and prices. The competitors are broken down by product segmentation into three key areas. Those selling information such as math and science vitual textbooks, publishing and research, etc.; those selling services including those companies selling time in the form of computer education game play. The third segment are those internet stores and  selling computer educational software and textbook publishing companies offering companion computer software along with their textbooks.

Amongst the competitors is The Internet Shopping Network, ("ISN"), founded in April, 1994. Reports indicate that ISN’s sales reach about $1 million per month, selling computers and related components and other consumer electronic devices.

PriceCostco is known for operating an international network of Price Club and Costco wholesale, membership-only warehouse distribution centers. In the physical world, PriceCostco's warehouses present one of the country's largest product category selections to be found under one  single roof. PriceCostco is known for carrying top quality national and regional brands, 100 percent guaranteed, at prices consistently below traditional wholesale or retail operations. PriceCostco on-line site offers information about the company as a whole and offers a internet store, which is an on-line version of the PriceCostco mail-order catalog. PriceCostco also accepts CyberCash payments on-line.

Pathfinder is the Internet virtual store offered by Time Warner's New Media division. It is one of the Internets best known and most popular content sites, which enjoys 30 million hits per week and has been operating since early 1995.

The following are some of the other competitors in the market: Amazon Books offering a broad selection of books; Book Stacks Unlimited offering books; Children's Software Company offering computer software; Edmund Scientific offering science related educational products for children and adults; and web based companies like www.kutoka.com,www.funschool.com, and www.knowledgeadventure.com.

PLAN OF OPERATION

The statements contained in this prospectus are not purely historical statements, but rather include what we believe are forward-looking statements. The forward-looking statements are based on factors set forth in the following discussion and in the discussions under "Risk Factors" and "Business." Our actual results could differ materially from results anticipated in these forward-looking statements. All forward-looking statements included in this document are based on information available to us on the date hereof, and we assume no obligation to update any such forward-looking statements.

Overview

We are a development stage corporation that creates, produces, publishes, markets and distributes educational and training materials and courses in the form of CDs, DVDs, and downloadable files.  The Company will operate mainly through its website, www.eschoolroom.com, where browsers can test the Company’s products.  www.eschoolroom.com also provides an internet link to the Company’s website, www.learningisbasic.com, where browsers can make their purchase.

Trademark Rejection and Reincorporation.

The Company has attempted to register its name Ding Dong School as a trademark and the United States Patent and Trademark Office objected to the registration.  Due to this objection, the Company allowed the application to go abandoned and has decided to change its name by reincorporation in the State of Delaware.  To that end, our Company, Terra Media, Ltd., a Delaware corporation, was formed on February 28, 2001. A share exchange agreement, effective as of June 15, 2006, was executed by and between Ding Dong School and the Company, wherein the shareholders of Ding Dong School exchanged their shares with shares of the Company.

On March 1, 2004, our Certificate of Incorporation was voided by the State of Delaware for non-payment of franchise taxes in the amount of $114.40, including interest, fees and penalties, for 2002 and $164.49, including taxes, fees and penalties, for 2003, which outstanding amounts were paid on June 27, 2005. On June 27, 2005, a Certificate for Renewal and Revival of our Certificate of Incorporation (the "Certificate") was filed with the State of Delaware, which restored, renewed and revived our Certificate of Incorporation commencing on February 29, 2004. In accordance with Delaware Corporation law, upon the filing of the Certificate, our Certificate of Incorporation was renewed and revived with the same force and effect as if it had not been voided. Such reinstatement validated all contracts, acts, and matters, done and performed by our officers and agents within the scope of our Certificate of Incorporation during the time the Certificate of Incorporation was voided. We were not assessed any franchise taxes for the year 2004 because our Certificate of Incorporation was revoked and voided in 2004. On March 6, 2006, we paid our franchise taxes for 2005 in the amount of $162.03.

Events and Uncertainties that are critical to our business

We have had limited operations and like all new businesses face certain uncertainties, including expenses, difficulties, complications and delays frequently encountered in connection with conducting operations, including capital requirements and management's potential underestimation of initial and ongoing costs. We have had little or no revenues since our inception.  In 2004, we sold an aggregate of $584 in CD’s. Also, there is no guarantee that we may be able to generate any interest in our product that will result in any sales in the future. There is no guarantee that we will be able to generate sufficient sales to make our operations profitable. We may continue to have little or no sales and continue to sustain losses in the future. If we continue to sustain losses we will be forced to curtail our operations and go out of business. Our success depends in a large part on our ability to create additional titles to create a catalog of titles to offer and implement a successful marketing and sales plan. While we are currently seeking to hire additional computer programmers and teacher’s to consult with as to educational content there is no guarantee that these efforts will result in any substantial sales. Because of lack of funding, we are unable to hire a dedicated programming and educational consulting team who will devote their efforts to helping us design and create new educational titles in a timely manner.

If we are able to obtain funding to become fully operational, there is no guarantee that we will be able to find personnel who will be able to work closely with the us to help design and create new educational titles to ship orders, including special orders, made via the internet.

Critical Accounting Policies

Our financial statements are prepared in accordance with accounting principles generally accepted in the United States, which require management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements, the disclosure of contingent assets and liabilities and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The critical accounting policies that affect our more significant estimates and assumptions used in the preparation of our financial statements are reviewed and any required adjustments are recorded on a monthly basis.

Revenue Recognition

Revenue is recognized when products are shipped or services are rendered.

Software Development Costs

The Company accounts for purchased technology and software development costs in accordance with SFAS No. 86, "Accounting for the Costs of Computer Software to Be Sold, Leased, or Otherwise Marketed". Under SFAS No. 86, the Company is required to test for recoverability of its capitalized software costs as of each balance sheet date or an interim period if events and circumstances indicate that the carrying amount may not be recoverable. Impairment is recorded as the excess of the unamortized cost over the expected future net realizable value of the products.

Software development costs subsequent to the establishment of technological feasibility are capitalized and amortized to non-cash cost of software. Based on the Company's product development process, technological feasibility is established upon completion of all planning, designing, coding and testing activities. Such costs are amortized over the estimated life of the product. For the period from inception April 7, 2004 to December 31, 2004 and for the year ended December 31, 2005, the Company has capitalized an aggregate of $6,000 and $12,000 respectively.  Amortization of software costs for the period from inception, April 7, 2004 to December 31, 2004 and for the year ended December 31,  2005 and for nine months ended September 30, 2006 is $-0- , $-0, and $-0- respectively.

Website Development Costs

Website development costs consist principally of outside consultants and related expenses.  We follow the provisions of Emerging Issues Task Force (“EITF”) Issue No. 00-2, “Accounting for Website Development Costs,” which provides guidance in accounting for costs incurred to develop a website.  Our website is being continually changed on a regular basis as the business model continues to evolve.  Accordingly, due to the uncertainty of our future products, these costs are expensed as incurred and are included in website development costs.

Research and Development

Research and development costs are charged to expense as incurred.

Stock Based Compensation

As permitted under Statement of Financial Accounting Standard ("SFAS") No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure" ("SFAS 148"), which amended SFAS No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"), we have elected to continue to follow the intrinsic value method in accounting for its stock-based employee compensation arrangements as defined by Accounting Principles Board Opinion ("APB") No. 25, "Accounting for Stock Issued to Employees," and related interpretations including "Financial Accounting Standards Board Interpretation No. 44,

Accounting for Certain Transactions Involving Stock Compensation," an interpretation of APB No. 25. No stock-based employee compensation cost is reflected in net income, as all options granted under those plans had an exercise price equal to the market value of the underlying common stock on the date of grant.

New Accounting Pronouncements

In January 2003, FASB issued Interpretation No. 46, "Consolidation of Variable Interest Entities" ("FIN 46"), an interpretation of Accounting Research Bulletin No. 51. FIN 46 expands upon and strengthens existing accounting guidance that addresses when a company should include in its financial statements the assets, liabilities and activities of another entity. A variable interest entity is any legal structure used for business purposes that either does not have equity investors with voting rights or has equity investors that do not provide sufficient financial resources for the entity to support its activities. FIN 46 requires a variable interest entity to be consolidated by a company if that company is subject to a majority of the risk of loss from the variable interest entity's activities or entitled to receive a majority of the entity's residual returns or both. The consolidation requirements of FIN 46 apply immediately to variable interest entities created after January 31, 2003.

The consolidation requirements apply to older entities in the first fiscal year or interim period beginning after June 15, 2003. However, in December 2003, FASB deferred the latest date by which all public entities, which meet the definition of small business issuer under SEC Regulation S-B ("Public SB's), must apply FIN 46 to the first interim or annual reporting period ended after December 15, 2004. The effect of the adoption of this new accounting pronouncement is not expected to have a significant impact on our financial statements.

In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities" ("SFAS 149"), which is effective for contracts entered into or modified after June 30, 2003. SFAS 149 amends FASB Statement No. 133, "Accounting for Derivative Instruments and Hedging Activities," to clarify financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts. The effect of the adoption of this new accounting pronouncement on our financial statements has not been significant.

Seasonality of Business

We expect to be subject to some seasonal fluctuations in its operating results, with revenues in November and December and other popular shopping holidays expected to be higher because of relationship of purchasing gifts and needed items for friends and family members being specifically associated with these occasions.

Plan of Operations

We had sales of $584 during the year ended December 31, 2005 and $-0-for the six months ended June 30, 2006. The main reason for the decrease was that we were reorganizing and that we expect to creating new titles and redesigning our products and did not have adequate funding divide our time between doing computer programming and marketing our newly created products. We have recently been setting up the groundwork for new sales with the release of our titles but we require additional funding in order to enter the market and make the correct impression with buyers.

During the next year and as we create more titles, we expect to increase our marketing and sales efforts. According to a recent article in Business Week and as a result of various speeches by President Bush concerning the failure of our education system to address our three weaknesses, that being in the areas of mathematics, science and the large percentage of the American population who cannot speak English. Accordingly, we believe there is a substantial market for easy to use, and comprehensive virtual textbooks on computer. In the next twelve months, management intends to take a number of actions that it believes will enable our business to successfully participate in this growing segment of the education market. Management intends to attend trade shows to promote our products. We also intend to complete the design and programming of our website “learningisbasic.com” to be used to offer and sell our CD and DVD products.  Management estimates that it will cost us approximately $18,000 to attend upcoming trade shows, all of which has been, and if necessary will continue to be, funded by our officers, directors and sales until such time as we are able to complete this offering. In addition, our President, Thomas P. Monahan, will utilize his accrued air miles to cover all travel and hotel costs. There are no formal or written agreements with respect to the advance of funds to us by our officers. Such funds will be disbursed on an as needed basis until this Offering closes. Thomas P. Monahan, has advanced funds to us to cover the costs associated with the filing of this Registration Statement, including, attorneys and accountants fees and SEC filing fees. Our officers, directors and affiliates are not legally bound to provide funding to us. If Mr. Monahan does not pay for these expenses, we will be forced to obtain funding. We currently do not have any arrangements to obtain additional financing. In view of our limited operating history, our ability to obtain additional funds is limited. Additional financing may only be available, if at all, upon terms which may not be commercially advantageous to us. If we are not able to obtain funding from other sources, we may not be able to complete this Offering. If we are unable to complete this offering, and we are not  able to obtain funding to commence sales and marketing of our product, and Mr. Monahan cannot dedicate the needed time to complete the design and computer programming of additional titles’ as a result we may be forced to go out of business.

Upon completion of this offering, management intends to hire additional computer programmers to finish creating designated titles in the areas of math and science, hire additional sales and marketing people to implement our marketing plan of promoting our website, attending trade shows such as state teachers’ conventions and other consumer related tradeshows throughout the United States.

Upon completion of this offering, we also intend to invest in commercial CD and DVD production equipment. Purchasing this equipment will not only reduce our cost of production and enhance our ability to improve the quality of our product duplications and permit us to implement various advanced copy protection schemes to help safeguard out products from illegal duplication.

We have begun to review all indications of interest which we have received from various infomercial companies as a way to promote our products. The success of an infomercial featuring our products is dependent on, among other things, having a compatible script director who understands our products and is able to highlight the benefits of our products in a short running time and the ability to get air time placement on channels such as WWOR and the WPIX Channels to reach our target market. In addition, in view of our lack of adequate funding, we may be forced to give up a bigger profit margin to ensure that the infomercial is available for airing. There is no guarantee that we will be able to find an infomercial company who can successfully produce an infomercial on our behalf or that we will generate any sales from the infomercial. Management anticipates that it will cost a minimum of $50,000 and up to $300,000 to successfully produce an infomercial. Management anticipates that it will use a portion of the proceeds raised in the offering to produce an infomercial.

In addition to the foregoing, we plan to formally launch a new marketing campaign upon completion of this Offering. The marketing elements will include third party marketing agreements and direct Internet marketing.

We are currently exploring the attractiveness of certain distribution and marketing arrangements with third parties to enhance distribution of our products. These efforts have involved meeting with strategic partners, and having discussions regarding our products and market opportunities.  We anticipate that the cost for entering into such arrangements will entail our attorney's fees for the negotiation of such agreements. To date, we have not entered into any agreements with any third parties and do not have any plans to enter into any such arrangement until we successfully complete this offering. There is no guarantee that we will be able to complete any agreements with third parties that will have a positive effect on our sales, or that we will achieve successful and profitable results from our distribution and marketing efforts. There is also no guarantee that we will be able to successfully complete this offering. If we are unable to complete this offering, we may be forced to cease operations and go out of business.

Liquidity and Capital Resources

As of December 31, 2005, we had cash of $609, as compared to $996 at December 31, 2004. Our current cash balance as of June 30, 2006 is $83. As of December 31, 2005, net cash used by operating activities aggregated $(3,443). Based upon our current cash reserves and forecasted operations, we believe that we will need to obtain at least $250,000 in outside funding to implement our plan of operation over the next twelve months. Based on our current cash balance, and the desire of Thomas P. Monahan to continue funding our operations at a minimal level, management believes that we can satisfy our cash requirements for the next five months. Our President, Thomas P. Monahan, has indicated his preparedness to fund our business until we are able to complete this offering. However, there are no formal or written agreements with respect to the advance of funds to the Company by our officers, directors and affiliates for payment of said costs. Accordingly, our officers, directors and other affiliates are not legally bound to provide funding to us. Because of our limited operations, if our officers and directors do not pay for our expenses, we will be forced to obtain funding. We currently do not have any arrangements to obtain additional financing from other sources. In view of our limited operating history, our ability to obtain additional funds is limited. Additional financing may only be available, if at all, upon terms which may not be commercially advantageous to us.

The working capital (deficiency) at June 30, 2006 was $50,532 as compared to a working capital of $94 at December 31, 2005. These factors create substantial doubt about our ability to continue as a going concern. The recovery of assets and the continuation of future operations are dependent upon our ability to obtain additional debt or equity financing and our ability to generate revenues sufficient to continue pursuing our business purpose.

As of December 31, 2004, the Company has been funded through the resources of management through the contributions of cash from the Company’s President, aggregating $1,118, the payment of expenses by Thomas P. Monahan aggregating $9,000, and through the sale of 25,000 shares of common stock for a cash consideration of $5,000. As of December 31, 2005, the Company has sold an additional 28,000 shares of common stock at $.20 per share and aggregating $5,600 in cash. In addition, Mr. Monahan has contributed and additional $1,500 in cash to the Company’s operations. As of June 30, 2006, we had a working capital deficit of $50,532. We do not expect positive cash flow from operations in the near term. Our operations presently are generating negative cash flow, and we do not expect positive cash flow from operations in the near term. We believe that the proceeds from the shares of common stock sold by us pursuant to this offering will sustain our operations, allow us to complete designated CD and DVD titles and implement our marketing plan.

Due to the operating losses that we have suffered from the date of our organization, in their report on the annual consolidated financial statements for fiscal year ended December 31, 2005, our independent auditors included an explanatory paragraph regarding concerns about our ability to continue as a going concern. Our consolidated financial statements contain additional note disclosures describing the circumstances that lead to this disclosure by our independent auditors.

The issuance of additional equity securities by us could result in a significant dilution in the equity interests of our current stockholders.

DESCRIPTION OF PROPERTY

We neither own nor lease any real property.  We maintain our principal office at 60 Knolls Crescent, Apt. 6A, Bronx, New York 10453.  Our telephone number at that office is (218) 549-0995.  We currently occupy office space rent free from our Company’s President on a month to month basis.  This arrangement is expected to continue until such time as it becomes necessary for us to relocate, as to which no assurances can be given.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On April 7, 2004, Terra Media, Ltd. issued an aggregate of 10,000,000 shares of common stock valued at $.001 per share to Thomas Monahan, President in consideration for cash of $1,000 and made payments of company expenses aggregating $9,000.

On April 7, 2004, Ding Dong School, Ltd. issued an aggregate of 10,000,000 shares of common stock valued at $.001 per share to Thomas Monahan, President in consideration for cash of $1,000 and made payments of company expenses aggregating $9,000.

As of December 31, 2004, the Company sold an aggregate of 25,000 shares of common stock in consideration for $5,000 or $.20 per share through a private placement to approximately 16 individuals.

As of December 31, 2004, the Company has issued an aggregate of 200,000 shares of common stock valued at $40,000 or $.20 per share to Mr. Roger Fidler, Esq. in consideration for legal services.

As of December 31, 2004, the Company has issued an aggregate of 1,001,500 shares of common stock to eight individuals in consideration for educational consulting services valued at $200,300 or $.20 per share relating to the design of educational materials including developing the curriculum and content of the Company’s educational software and video products.

As of December 31, 2005, the Company sold an additional 28,000 shares of common stock through a private placement to approximately 17 individuals at $.20 per share aggregating $5,600.

As of December 31, 2005, the Company issued an aggregate of 380,000 shares valued at $76,000 or $.20 per share as follows: 280,000 shares of common stock each  to 5 individuals as payment for translation services of the Company’s software content in Russian, Chinese, Portuguese and Spanish and  an aggregate of 100,000 shares  to Dr. John Swint in consideration for consulting services relating to development of the Company’s curriculum for the educational courses being developed on CD and DVD formatted disks.

As of June 15, 2006, the Company issued 11,634,500 to certain Ding Dong School, Ltd. shareholders of record as of December 31, 2005 the Company’s predecessor, in exchange for 11,634,500 Ding Dong School, Ltd. shares, pursuant to the Plan of Share Exchange and Reorganization, dated June 15, 2006.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There is no market for our common stock.

As of June 30, 2006, there were approximately 37 holders of record of our common stock.

We will appoint Olde Monmouth Stock Transfer Co, Inc., Atlantic Highlands, NJ, as transfer agent for our shares of common stock.

SHARES ELIGIBLE FOR FUTURE SALE

On the date of the prospectus, 201,000 shares of common stock owned by one of our stockholders, will be freely tradable without restriction under the Securities Act. None of these shares are held by our "affiliates" as that term is defined in Rule 144 under the Securities Act. We have outstanding 11,634,500 shares of our common stock.

Sale of Restricted Shares

Shares of our common stock held by affiliates will be eligible for sale in the public market, subject to certain volume limitations and the expiration of applicable holding periods under Rule 144 of the Securities Act. In general, under Rule 144, persons who have beneficially owned restricted shares for at least one year are entitled to sell within any three-month period the number of shares which does not exceed the greater of 1% of the number of shares of common stock then outstanding (which will equal  approximately 339,526 shares) or the average weekly trading volume of the common stock during the four calendar weeks preceding the date on which notice of such sale was files under Form 144 with the SEC. Sales under Rule 144 are also subject to manner of sale and notice requirements and to the availability of current public information about us. Under Rule 144(k), a person who has not been one of our affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, may resell the shares of common stock without complying with the manner of sale, public information, volume limitation or notice requirements of Rule

144.

We can offer no assurance that an active public market in our shares will develop. Future sales of substantial amounts of our shares (including shares issued upon exercise of outstanding options) in the public market could adversely affect market prices prevailing from time to time and could impair our ability to raise capital through the sale of our equity securities.

The Securities and Exchange Commission has taken the position that promoters or affiliates of blank check companies and their transferees, both before and after a business combination, would act as an "underwriter" under the Securities Act when reselling the securities of a blank check company. Accordingly, the Securities and Exchange Commission believes that those securities can be resold only through a registered offering and that Rule 144 would not be able for those resale transactions despite technical compliance with the requirements of Rule 144.

Termination of the Offering

The Offering will commence on the date of this Prospectus and will continue for a period of 90 days from the date hereof, with an allowable 90-day extension. We have the right to terminate the Offering for any reason at any time until at least 2,000,000 shares offered herby have been sold.

Shares to be sold by the Selling Stockholders

This prospectus also relates to the resale of up to 201,000 additional shares that are held by certain selling stockholder identified in this prospectus. There is currently no public market for our securities. Until such time as a market price for our common stock is quoted on the OTC Bulletin Board, the selling stockholders will sell their shares at a price of $0.50 per share. We will not receive any proceeds from the sale of the shares of common stock by the selling stockholders. Sales by the selling stockholders may have a depressive effect on the market price of our securities and may make it more difficult for us to complete our Offering.

We will pay all expenses of registration incurred in connection with this offering, but the selling stockholders will pay all brokerage commissions and other similar expenses incurred by them. In the event, that the offering is not sold, we anticipate that our officers, directors and other affiliates will pay for the expenses incurred in connection with this offering, including attorneys and accountants fees and SEC filing fees. Our officers, directors and affiliates have indicated their preparedness to fund our business until we are able to complete this offering. However, there are no formal or written agreements with respect to the advance of funds to the Company by our officers, directors and affiliates for payment of said costs. Accordingly, our officers, directors and other affiliates are not legally bound to provide funding to us. If they do not pay for these expenses, we will be forced to obtain funding. We currently do not have any arrangements to obtain additional financing from other sources. In view of our limited operating history, our ability to obtain additional funds is limited. Additional financing may only be available, if at all, upon terms which may not be commercially advantageous to us. If we are not able to obtain funding from other sources, we may not be able to complete this Offering. If we are unable to complete this offering, we will not be able to obtain funding to commence sales and marketing of our product. As a result we may be forced to go out of business.

The distribution of the shares by the selling stockholders is not subject to any underwriting agreement. We expect that the selling stockholders will sell their shares through customary brokerage channels, in private sales, or in transactions under Rule 144 under the Securities Act.

The selling stockholders, our placement agent and other brokers and dealers through whom sales of the shares are made may be deemed to be "underwriters" within the meaning of the Securities Act, and the commissions or discounts and other compensation paid to those persons could be regarded as underwriters compensation.

From time to time, the selling stockholders may engage in short sales, short sales against the box, puts and calls and other transactions in our common shares, and will be able to sell and deliver the shares in connection with those transactions or in settlement of securities loans. In effecting sales, brokers and dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate in those sales. Brokers or dealers may receive commissions or discounts from the selling stockholders (or, if any such broker dealer acts as agent for the purchaser of those shares, from the purchaser) in amounts to be negotiated (which are not expected to exceed those customary in the types of transactions involved). Brokers and dealers may agree with the selling stockholder to sell a specified number of shares at a stipulated price per share and, to the extent those brokers and dealers are unable to do so acting as agent for a selling stockholder, to purchase as principal any unsold shares at the price required to fulfill the broker dealer commitment to a selling stockholder.

At the time a particular offer of the shares is made, to the extent it is required, we will distribute a supplement to this prospectus that will identify and set forth the aggregate amount of shares being offered and the terms of the offering. A selling stockholder may sell shares at any price. Sales of the shares at less than market price may depress the market price of our common stock. Subject to applicable securities laws, the selling stockholder will generally not be restricted as to the number of shares that they may sell at any one time, and it is possible that a significant number of shares could be resold at the same time.

The selling stockholders and any other person participating in the distribution of the shares will also be subject to applicable provisions of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated under it, including, without limitation, Regulation M, which may limit the timing of purchases and sales of the shares by the selling stockholder and any other person. Furthermore, Regulation M of the Exchange Act may restrict the ability of any person engaged in the distribution of the shares to engage in market-making activities with respect to the particular shares being distributed for a period of up to five business days prior to the commencement of the distribution. All of the foregoing may affect the market ability of the shares and the ability of any person or entity to engage in market-making activities with respect to the shares.

To comply with certain states securities laws, if applicable, the shares may be sold in those jurisdictions only through registered or licensed brokers or dealers. In certain states the shares may not be sold unless a selling stockholder meets the applicable state notice and filing requirements.

PENNY STOCK

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

1. That a broker or dealer approves a person's account for transactions in penny stocks; and

2. The broker or dealer receives from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

1. Obtain financial information and investment experience objectives of the person; and

2. Make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

1. Sets forth the basis on which the broker or dealer made the suitability determination; and

2. That the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Employees

The Company presently employs one officer, Thomas P. Monahan on a part time basis and two employees, Irina Chernikina and Marija Galic, also on a part time basis.

Compensation Committee

We do not have a Compensation Committee. The president of our Company, Thomas P. Monahan performs some of the same functions of a Compensation Committee, including setting executive officer compensation.

Nominating Committee

We do not have a Nominating Committee or Nominating Committee Charter. The president of our Company, Thomas Monahan performs some of the functions associated with a Nominating Committee. We have elected not to have a Nominating Committee at this time, however, the Company’s president intend to continually evaluate the need for a Nominating Committee.

Director Compensation

Our directors do not receive cash compensation for their services as directors but are reimbursed for their reasonable expenses for attending board and board committee meetings.

Executive Compensation

The following table sets forth for the fiscal years ended May 31, 2005 and 2004, the compensation we paid to our Chief Executive Officer(s) and any other executive officers who earned in excess of $100,000 based on salary and bonus.

				Long Term Compensation
	Annual Compensation			AWARDS		PAYOUTS
NAME AND PRINCIPAL POSITION	YEAR	SALARY($)	BONUS ($)	OTHER ANNUAL COMPEN- SATION($)	SECURITIES RESTRICTED STOCK AWARDS($)	SECURITIES UNDERLYING OPTIONS/SARS (#)	LTIP PAY- OUTS ($)	ALL OTHER COMPEN- SATION($)
THOMAS MONAHAN, PRESIDENT & SECRETARY	2004	0	0	0	0	0	0	0
DR. JOHN SWINT DIRECTOR	2005	0	0	0	20,000(1)	0	0	0

(1) 100,000 shares of common stock were issued to Dr. John Swint as consideration for services rendered to us which shares are valued at $20,000.

No options or SARs were granted to the named executive officers during fiscal year ended December 31, 2005.

Aggregated Option Exercise for the fiscal years ended December 31, 2005 and 2004 and Fiscal Year-End Option Values None.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table shows information with respect to each equity compensation plan under which our common stock is authorized for issuance as of the fiscal year ended December 31, 2005.

     EQUITY COMPENSATION PLAN INFORMATION

Plan Category	# of securities to be issued upon exercise of outstanding options, warrants & rights	Weighted average exercise price of outstanding options,warrants & rights	# of securities remaining available for future issuance under equity compensation plans (excluding securities in column a)
	(a)	(b)	(c)
Equity compensation plans approved by security holders	-0-	-0-	-0-
Equity compensation plans not approved by security holders	-0-	-0-	-0-
Total	-0-	-0-	-0-

LEGAL MATTERS

The validity of the common stock offered hereby will be passed upon for Terra Media, Ltd. by Roger L. Fidler Esq., Midland Park, New Jersey.

EXPERTS

Terra Media, Ltd.'s financial statements as of and for the years ended December 31, 2005 and 2004, included in this prospectus, have been audited by Drakeford & Drakeford, LLC, independent registered public accountants, as stated in their report appearing herein and are so included herein in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

ADDITIONAL INFORMATION

We have not previously been required to comply with the reporting requirements of the Securities Exchange Act. We have filed with the SEC a registration statement on Form SB-2 to register the securities offered by this prospectus. The prospectus is part of the registration statement, and, as permitted by the SEC's rules, does not contain all of the information in the registration statement. For future information about us and the securities offered under this prospectus, you may refer to the registration statement and to the exhibits filed as a part of the registration statement.

In addition, after the effective date of this prospectus, we will be required to file annual, quarterly, and current reports, or other information with the SEC as provided by the Securities Exchange Act. You may read and copy any reports, statements or other information we file at the SEC's public reference facility maintained by the SEC at Judiciary Plaza, Room 1024, 100 F Street, N.E, Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings are also available to the public through the SEC internet site at http://www.sec.gov.

FINANCIAL STATEMENTS

Statements included in this report that do not relate to present or historical conditions are "forward-looking statements." Our Company may make future oral or written forward-looking statements which also may be included in documents other than this registration statement that are filed with the Commission.

Forward-looking statements involve risks and uncertainties that may differ materially from actual results. Forward-looking statements in this report and elsewhere may relate to our plans, strategies, objectives, expectations, intentions and adequacy of resources.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Part 1 - Financial Information

                                                                                               Page

                                                                                               ----

Item 1 Financial Statements

         Report of Independent Auditors

         Consolidated Balance Sheet as of September 30, 2006

         Consolidated Statements of Operations for the  period from inception

             (April 7, 2004) to December 31, 2004 and for the year ended December 31, 2005 and for the period from inception (April 7, 2004) to September 30, 2006

         Consolidated Statements of Changes in Stockholders' Equity  for the period from inception (April 7, 2004) to September 30, 2006

         Consolidated Statements of Cash Flows for the  period from inception

             (April 7, 2004) to December 31, 2004 and for the year ended December 31, 2005 and for the period from inception (April 7, 2004) to September 30, 2006

         Notes to Consolidated Financial Statements

DRAKEFORD & DRAKEFORD, LLC

CERTIFIED PUBLIC ACCOUNTANTS

554 Duncan Road

Royston, Georgia 30662

770-575-0915

REPORT OF INDEPENDENT ACCOUNTANTS

To the Shareholders and Directors of Terra Media, Ltd (a development stage company)

We have audited the consolidated balance sheet of Terra Media, Ltd (a development stage company) as of December 31, 2005, and the related consolidated statements of operations, changes in stockholders' equity (deficiency), and cash flows for the year ended December 31, 2005, for the period from inception, April 7, 2004 to December 31, 2004 and for the period from inception (April 7, 2004) to December 31, 2005. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Terra Media, Ltd., ( a development stage company)  as of December 31, 2005 and the results of its operations and its cash flows for the period from inception (April 7, 2004) to December 31, 2004; for the year ended December 31, 2005 and for the period from inception (April 7, 2004) to December 31, 2005  in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that Terra Media, Ltd (a development stage company)  will continue as a going concern. As more fully described in Note 1, the company has incurred operating losses since the date of organization and requires additional capital to continue operations. These conditions raise substantial doubt about the company's ability to continue as a going concern. Management's plans as to these matters are described in Note 1. The consolidated financial statements do not include any adjustments to reflect the possible effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from the possible inability of Terra Media, Ltd to continue as a going concern.

May 15, 2006

/S/Drakeford & Drakeford, LLC

         Drakeford & Drakeford, LLC

 TERRA MEDIA, LTD.

(a development stage company)

CONSOLIDATED BALANCE SHEET

                                                September 30,   December 31,

                                                  2006

      2005

Unaudited

                                                  ---------      -----------

ASSETS

Current Assets

   Cash                                            $   42       $    609

   Prepaid corporate taxes                            250            250

                                                   ------       ---------

         Total current assets                         292            859

Property and equipment                              4,820          6,428

Other assets

  Capitalized software costs                       27,000         18,000

                                                  -------      ---------

Total assets                                     $ 32,112      $  25,287

                                                 ========      =========

               LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIENCY)

Current Liabilities

   Accrued expenses

 $ 50,000

   New Jersey corporate taxes payable                              $ 500

   Officer loan payable                               965            265

                                                  -------       --------

   Total current liabilities                       50,965            765

Shareholders' Equity (Deficiency)

   Common stock, $.001 par value;

     Authorized 20,000,000 shares;

     issued and outstanding at September 30,

     2006 and December 31, 2005 there are

     11,634,500 and 11,634,500 respectively         11,635       11,635

   Preferred stock $.001 par value;

     Authorized 5,000,000 shares;

     No shares issued and outstanding                   0             0

   Additional paid-in capital                     353,883       344,883

   Deficit                                       (384,371)     (331,996)

                                                 ---------    ----------

 Total shareholders' equity (deficiency)           (18,853)       24,522

                                                  ---------    ---------

Total liabilities and shareholders'

            equity (deficiency)                   $ 32,112    $   25,287

                                                  ========    ==========

 See notes to financial statements.

TERRA MEDIA, LTD.

(a development stage company)

CONSOLIDATED STATEMENTS OF OPERATIONS

                          For the        For the period    For the period

                        year ended       from inception    from inception

                       Dec. 31, 2005    (Apr. 7, 2004)   (Apr. 7, 2004) to

                                        to Dec. 31, 2004  Dec. 31, 2005

---------------------------------------------------------------------------

Sales                        $  584        $    -0-          $ 584

Cost of goods sold              195             -0-            195

                           --------          ------          ------

Gross profit                    389             -0-            389

Operating expenses

  Selling, general and

   administrative

   expenses                   4,448           8,922         13,370

Non cash compensation

 Issuance of shares of

 Common stock for

 Consulting expense          76,000         200,300        276,300

Non cash compensation

 Issuance of shares of

 Common stock in payment

 Legal expense                               40,000         40,000

  Depreciation expense        2,145             570          2,715

                           --------        --------       --------

Total operating expenses     82,593         249,792        332,385

Loss before provision

 for income taxes           (82,204)       (249,792)      (331,996)

Net loss                   $(82,204)      $(249,792)     $(331,996)

                            =======       =========        ========

Basic and diluted (loss) per

   common stock

Net loss per share -

   basic and diluted         $ (.01)        $  (.02)     $    (.03)

                             =======         =======       ========

Weighted average common

   shares outstanding     1,540,500      10,713,750     10,826,750

                          =========      ==========     ==========

     See notes to financial statements.

TERRA MEDIA, LTD.

(a development stage company)

CONSOLIDATED STATEMENTS OF OPERATIONS

                         For the nine    For the nine      For the period

                         months ended     months ended     from inception

                         September 30,    September 30,   April 7, 2004) to

                             2006            2005         September 30,2006

                          Unaudited         Unaudited       Unaudited

----------------------------------------------------------------------------------

Sales                      $  -0-          $  -0-           $  584

Cost of goods sold            -0-             -0-              195

                          -------         -------           ------

Gross profit                  -0-             -0-              389

Operating expenses

  Selling, general and

   administrative

   expenses                50,767           2,185           64,137

Non cash compensation

 Issuance of shares of

 Common stock for

 Consulting expense                          500           276,300

Non cash compensation

 Issuance of shares of

 Common stock in payment

 Legal expense                                              40,000

  Depreciation expense     1,608            1,530            4,323

                           -----           ------         --------

Total operating expenses  52,375            4,215          384,760

Loss before provision

 for income taxes                             -0-

Net loss               $(52,375)        $ (4,215)      $ (384,371)

                         =======         =========       =========

Basic and diluted (loss) per

   common stock

Net loss per share -

   basic and diluted      $ (.00)         $  (.00)        $   (.04)

                         =======           =======        ========

Weighted average common

   shares outstanding   11,735,000         11,427,500     10,917,250

                        ==========         ==========     ==========

     See notes to financial statements.

TERRA MEDIA, LTD.

(a development stage company)

                 CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY

                        Additional            Shareholders'

                        Number of   Capital   Paid-In        Equity

                         Shares     Stock     Capital      Deficit Total

                       -------------------------------------------------------

Issuance of shares

Of common stock

April 7, 2004         10,000,000              $ 10,000      $10,000

Sales of shares of

Common stock through

Private placement         25,000      25       $4,975         5,000

Issuance of shares of

Common stock in

Consideration for

Consulting fees        1,001,500     1,002    199,298       200,300

Issuance of shares of

Common stock in

Consideration for

Legal fees               200,000      200      39,800        40,000

Contributed capital

 Value of capitalized

 Software                                       6,000         6,000

Contributed capital

  Officer loan converted

  To capital contribution                         118           118

Net loss for the period

Of inception (April 7,

2004) to December 31,

2004                                         (249,792)     (249,792)

                        -------     ------    --------    ----------  ------

Balance

December 31, 2004     1,226,500     11,227    250,191      (249,792)  11,626

Sales of shares of

Common stock through

Private placement         8,000         28      5,572         5,600

Capital contribution

  Capitalized software

   Costs                                       12,000                 12,000

Issuance of

Common stock in

Consideration for

Consulting fees         380,000        380     75,620                 76,000

Capital contribution

 Cash                                           1,500                  1,500

Net loss for the

Year  ended

December 31, 2005                                           (82,204)(82,204)

                         ---------  -------    -------       ------  -----

Balance -

 December 31, 2005      11,634,500  $11,635   $344,883    $(331,996)$24,522

Capital contribution

  Capitalized software   Costs                  9,000                 9,000

Net loss for the

nine months ended

September 30, 2006                                          (52,375)(52,375)

                          ---------  -------    -------      ------- ------

Balance -

 September 30, 2006     11,634,500  $11,635   $353,883    $(384,371)$(18,853)

                          =========  =======    =======    ========= =======

       See notes to financial statements.

TERRA MEDIA, LTD.

( a development stage company)

CONSOLIDATED STATEMENTS OF CASH FLOWS

                        For the year    For the period       For the period

                        Year ended      from inception,      from inception

                        Dec. 31, 2005   April 7, 2004 to     April 7, 2004 to

                                        December 31, 2004    Dec. 31, 2005

-------------------------------------------------------------------------------

Operating Activities:

 Net loss                 $(82,204)          $(249,792)       $(331,996)

Adjustments to reconcile

 net loss to  net cash

 provided by (used in)

 operating activities

 Depreciation                2,145                 570            2,715

   of company debt

 Common stock issued for

 Consulting services        76,000             200,300          276,300

Common stock issued for

 Legal services                                 40,000           40,000

 Changes in operating

 assets and liabilities

 Prepaid NJ Corporate

  Taxes                                           (250)           (250)

Corporate taxes payable       (250)                750             500

Net cash provided by

(used in) operating

 activities                 (4,309)             (8,422)        (12,731)

                            -------             -------        --------

Investing Activities:

 Purchase of office

  Equipment                 (3,443)             (5,700)         (9,143)

                            -------             -------        --------

Net cash used in investing

 activities                 (3,443)             (5,700)         (9,143)

                            -------             -------        ---------

Financing Activities:

 Officer loan payable          265                                 265

Sale of shares of

  Common stock               5,600               5,000          10,600

 Capital contribution

                   9,000           9,000

 Cash capital

  Contribution               1,500               1,118           2,618

                             -------           -------           -----

Net cash provided by

financing activities         7,365              15,118          22,483

Net increase (decrease)

 in cash                      (387)                996             609

Cash - beginning               996                 -0-             -0-

                           --------            -------            ------

 Cash - end                  $  609         $     996          $   609

                           ========         ==========        ==========

Supplemental Information

   Interest paid            $-0-                $ -0-            $ -0-

   Income taxes paid        $-0-                $ -0-            $ -0-

Noncash Transactions:

Issuance of shares of

Common stock as

 Consulting fees           $76,000            $200,300        $276,300

Issuance of shares

Common stock as

Legal fees                                     $40,000         $40,000

Contribution of

Contributed capital-

Capitalized software

Development costs          $12,000              $6,000         $18,000

Office loan reclassed

To contributed capital                          $3,918          $3,918

See notes to financial statement.

TERRA MEDIA, LTD.

(a development stage company)

CONSOLIDATED STATEMENTS OF CASH FLOWS

                        For the nine    For the nine     For the period

                        Months ended    months ended     from inception

                        September 30,   September 30,   (April 7, 2004) to

                           2006            2005          September 30, 2006

                         Unaudited       Unaudited       Unaudited

 ---------------------------------------------------------------------------------

Operating Activities:

 Net loss                $(52,375)       $(4,815)          $(384,371)

 Adjustments to reconcile

 net loss to  net cash

 provided by (used in)

 operating activities

 Depreciation               1,608          2,145               4,323

   of company debt

Common stock issued for

 Consulting services                                         276,300

Common stock issued for

 Legal services                                               40,000

 Changes in operating

 assets and liabilities

Accrued expenses           50,000

  50,000

Prepaid NJ Corporate

  Taxes                      (500)                              (250)

Corporate taxes payable                     (750)

                           -------       -----------      -----------

Net cash provided by

(used in) operating

 activities                (767)          (3,420)            (13,998)

                           -------        -----------      -----------

Investing Activities:

 Purchase of office

  Equipment                               (3,443)            (9,143)

                           -------        -----------      -----------

Net cash used in investing

 activities                               (3,443)            (9,143)

                           -------        -----------      -----------

Financing Activities:

 Officer loan payable          700                              965

 Sale of shares of

  Common stock                              5,600            10,600

 Capital contribution

     9,000

                          9,000

 Cash capital

  Contribution                                         1,500          2,618

                            --------                  ------         -------

Net cash provided by

financing activities           700                     7,100         23,183

Net increase (decrease)

 in cash                      (5567)                    (237)            42

Cash - beginning               609                      996             -0-

                           -------                ----------        -------

 Cash - end                     42                    $1,233           $ 42

                           =======                 ========         =======

Supplemental Information

   Interest paid             $ -0-                      $ -0-           $-0-

   Income taxes paid         $ -0-                      $ -0-           $-0-

Noncash Transactions:

Issuance of shares of

Common stock as

 Consulting fees                                                    276,300

Issuance of shares

Common stock as

Legal fees                                                          $40,000

Contribution of

Contributed capital-

Capitalized software

Development costs            $6,000                  $6,000          27,000

Office loan reclassed

To contributed capital                                               $3,918

     See notes to financial statement.

TERRA MEDIA, LTD.

(a development stage company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1 - Summary of Significant Accounting Policies

Nature of Operations

Terra Media, Ltd. (the ”Company”) was formed on February 28, 2001 as a Delaware corporation with 21,000,000 shares of capital stock authorized. Of which 20,000,000 shares are common stock; $.001 par value and 1,000,000 shares are preferred stock; $.001 par value. The Company lay dormant until June 30, 2006 when the Company was reorganized with the contribution of all the shares of common stock of Ding Dong School, Ltd. a company organized under the laws of the State of New Jersey on April 7, 2004. Both companies are controlled by Thomas P. Monahan, President.

The Company is a producer and distributor of computer software and video educational materials on CD and DVD formatted disks. The Company also maintains a website on the World Wide Web with the URL “learningisbasic.com”.

Basis of Presentation / Going Concern

The consolidated financial statements have been prepared for purposes of registration with the Securities and Exchange Commission ("SEC"), and have been prepared in accordance with auditing standards of the Public Company Accounting Oversight Board (United States) which contemplates continuation of the Company as a going concern.

However, the Company has sustained substantial operating losses since inception aggregating $331,996 for the period from inception until December 31, 2005 and an additional $51,698 for the six months ended June 30, 2006.  These factors raise substantial doubt about the Company's ability to continue as a going concern. The recovery of assets and continuation of future operations are dependent upon the Company's ability to obtain additional debt or equity financing and its ability to generate revenues sufficient to continue pursuing its business purposes. The Company is actively pursuing financing to fund future operations.  The operations of the Company to date have been funded by the Company’s President through the contribution of cash and the payment of various expenses aggregating $11,618, the sale of 53,000 shares of common stock at $.20 per share aggregating $10,600 and an officer loan of $965.

Nature of Business

The Company is engaged in the business of producing and distributing educational computer software and video programming on CD and DVD formatted disks and offering for sale our products through the World Wide Web through our website “learningisbasic.com” and permitting the public to view a sampling of our products through our “eschoolroom.com” website.

The Company's core technology offers educational CD’s and DVD formatted disks for use in a variety of settings including but not limited to in home use on a user’s computer system or DVD player and  is  available for sale through our website.

The Company is subject to a number of risks similar to those of other earlier-stage technology companies. These risks include, but are not limited to, rapid technological change, dependence on key personnel, competing new product introductions and other activities of competitors; the successful development and marketing of its products, and the need to obtain adequate additional capital necessary to fund future operations. Since its inception on April 7, 2004, the Company has devoted its efforts principally to creating initial computer software products, research and development and accumulation of content for additional titles, business development activities and raising capital. As a result, the Company is considered a development stage company pursuant to Statement of Financial Accounting Standards (SFAS) No. 7, Accounting and Reporting by Development Stage Enterprises. Accumulated deficit for the period from inception (April 7, 2004) through September 30, 2006 was 384,371.

The Company's future capital requirements will depend upon many factors, including progress with marketing its technologies,  competing technological and market developments, and its ability to establish collaborative arrangements, effective commercialization, marketing activities and other arrangements.

As of December 31, 2005, the Company has been funded through the resources of management through the contributions of cash from the Company’s President aggregating $1,118, the payment of expenses by the Company’s President aggregating $9,000, and through the sale of 25,000 shares of common stock for a cash consideration of $5,000. As of December 31, 2005, the Company has sold an additional 28,000 shares of common stock at $.20 per share and aggregating $5,600 in cash. In addition, Thomas P. Monahan has contributed and additional $1,500 in cash to the Company’s operations.

Going Concern

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. The Company has incurred net losses of $249,792 and $82,204 for the period from inception April 7, 2004 to December, 2004 and for the year ended December 31, 2005 and $52,375 for the nine months ended September 30, 2006 respectively. There is no assurance that the Company can reverse its operating losses, or that it can raise additional capital to allow it to continue its planned operations. These factors raise substantial doubt about the Company's ability to continue as a going concern. These financial statements do not include any adjustments relating to the recoverability of recorded asset amounts that might be necessary as a result of the above uncertainty.

Management expects that the Company will continue to experience negative cash flows from operations and net losses for the foreseeable future or until the Company completes enough software and video educational titles to implement a successful marketing program. Management feels that a total of 16 titles representing courses in mathematics and science for grades K through 8 will be sufficient to generate enough sales to bring the Company to break even. Management has completed five computer software titles relating to the teaching of Basic English for foreign speaking people.  Based upon management's current plans, management believes that the Company's existing capital resources, plus the proceeds of a planned public offering of approximately $1,000,000 will be sufficient to meet the Company's operating expenses and capital requirements to create the minimum of 16 additional titles to achieving a goal of 36 titles at which point the Company expects to have been shipping commercial product and recognizing revenue for over 12 months.

In the event a public offering cannot be completed in a timely manner or under acceptable conditions, the Company believes that it can continue to run its operations  by operating at minimal staffing and relying on the services of the Thomas Monahan  to provide the funds and skills required to continue operations and complete the designing and computer programming of the required educational titles and enable the Company to complete its marketing plans.

If the Company does not complete the planned public offering, and if no other sources of additional capital are available, management anticipates that it would substantially reduce the Company's operating expenses to the minimum required to support the continued development of its technology. Mr. Monahan has agreed to provide the additional funds as needed to ensure the continuation of the Company and to provide the programming and technical skills needed to complete the planned software and video titles on CD and DVD formatted disks. There can be no assurance that Mr. Monahan will be able to complete the titles in a timely manner to take advantage of the void in the market place for this form of educational materials in these formats.  There can be no assurance that the Company's negative cash flow will not necessitate ceasing of operations entirely.

Property and Equipment

Property and equipment are carried at cost. Depreciation has been provided using straight-line and accelerated methods over the estimated useful lives of the assets. Repairs and maintenance are expensed as incurred, and renewals and betterments are capitalized.

Deferred Income Taxes

The Company recognizes deferred income tax assets and liabilities for the expected future income tax consequences of temporary differences between the carrying amounts and the income tax bases of assets and liabilities and the effect of future income tax planning strategies to reduce any deferred income tax liability.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported and disclosed in the financial statements and the accompanying notes. Actual results could differ materially from these estimates.

On an ongoing basis, the Company evaluates its estimates, including those related to revenue recognition, accounts receivable allowance, fair value of investments, fair value of acquired intangible assets and goodwill, useful lives of intangible assets and property and equipment, deemed value of common stock for the purpose of determining stock-based compensation, and income taxes, among others. The Company bases its estimates on historical experience and on various other assumptions that are believed to be reasonable, the results of which form the basis for making judgments about the carrying values of assets and liabilities.

The Company’s board of directors determines the fair market value of the Company’s common stock in the absence of a public market for these shares.

Fair Value of Financial Instruments

The carrying amounts of the Company’s financial instruments, including cash and cash equivalents, short-term investments, accounts receivable, accounts payable and accrued liabilities, approximate fair value because of their short maturities

Software Development Costs

The Company accounts for purchased technology and software development costs in accordance with SFAS No. 86, "Accounting for the Costs of Computer Software to Be Sold, Leased, or Otherwise Marketed". Under SFAS No. 86, the Company is required to test for recoverability of its capitalized software costs as of each balance sheet date or an interim period if events and circumstances indicate that the carrying amount may not be recoverable. Impairment is recorded as the excess of the unamortized cost over the expected future net realizable value of the products.

Software development costs subsequent to the establishment of technological feasibility are capitalized and amortized to non-cash cost of software. Based on the Company's product development process, technological feasibility is established upon completion of all planning, designing, coding and testing activities. Such costs are amortized over the estimated life of the product. For the period from inception April 7, 2004 to December 31, 2004, for the year ended December 31, 2005 and for the nine months ended September 30, 2006, the Company has capitalized an aggregate of $6,000, $12,000 and $27,000 respectively.  Amortization of software costs for the period from inception, April 7, 2004 to December 31, 2004, for the year ended December 31,  2005 and for the months nine ended September 30, 2006 is $-0- , $-0- and $-0- respectively.

Cash and Cash Equivalents and Short-Term Investments

The Company invests its excess cash in money market funds and in highly liquid debt instruments of the U.S. government, its agencies and municipalities. All highly liquid investments with stated maturities of three months or less from date of purchase are classified as cash equivalents; all highly liquid investments with stated maturities of greater than three months are classified as short-term investments.

Offering Costs

Deferred offering costs incurred by the Company in connection with the proposed registration statement will be expensed as incurred.

Advertising Costs

Advertising costs are expensed as incurred. For the period from inception (April 7, 2004) to December 1, 2004, for the year ended 2005 and for the nine months ended  September 30, 2006 advertising costs totaled $-0-, $-0-  and $-0-.

Net Income (Loss) Per Share

Per share data has been computed and presented pursuant to the provisions of SFAS No. 128, earnings per share. Net income (loss) per common share - basic is calculated by dividing net income (loss) by the weighted average number of common shares outstanding during the period.

Impacts of Recent accounting pronouncements

In April 2003, the FASB issued SFAS 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities" ("SFAS 149"), which amends SFAS 133 for certain decisions made by the FASB Derivatives Implementation Group. In particular, SFAS 149: (1) clarifies under what circumstances a contract with an initial net investment meets the characteristic of a derivative, (2) clarifies when a derivative contains a financing component, (3) amends the definition of an underlying instrument to conform it to language used in FASB Interpretation No. 45 "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others", and (4) amends certain other existing pronouncements. This Statement is effective for contracts entered into or modified after June 30, 2003, and for hedging relationships designated after June 30, 2003. The adoption of SFAS 149 has no impact on the Company's financial position, cash flows or results of operations as the Company does not have any derivative instruments.

In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity" ("SFAS 150"). SFAS 150 changes the accounting for certain financial instruments that under previous guidance issuers could account for as equity. It requires that those instruments be classified as liabilities in balance sheets. The guidance in SFAS 150 is generally effective for all financial instruments entered into or modified after May 31, 2003, and otherwise is effective on July 1, 2003. The adoption of SFAS 150 had no material impact on the Company's financial position, cash flows or results of operations as the Company does not have any complex equity instruments.

In December 2004, the FASB issued SFAS No. 123(R), "Share-Based Payment". SFAS 123(R) amends SFAS No. 123, "Accounting for Stock-Based Compensation", and APB Opinion 25, "Accounting for Stock Issued to Employees." SFAS No. 123(R) requires that the cost of share-based payment transactions (including those with employees and non-employees) be recognized in the financial statements. SFAS No. 123(R) applies to all share-based payment transactions in which an entity acquires goods or services by issuing (or offering to issue) its shares, share options, or other equity instruments (except for those held by an ESOP) or by incurring liabilities (1) in amounts based (even in part) on the price of the entity's shares or other equity instruments, or (2) that require (or may require) settlement by the issuance of an entity's shares or other equity instruments. This statement is effective for the Company as of the fiscal year beginning March 1, 2006. The impact of adoption of SFAS No. 123(R) cannot be predicted at this time because it will depend on levels of share-based payments granted in the future. However, had the Company adopted SFAS No. 123(R) in prior periods, the impact of that standard would have approximated the impact of SFAS No. 123.

 2 - Property and Equipment

Property and equipment is summarized as follows:

                                     Estimated

                                     Useful Lives   December 31,  June 30

                                     Years            2005         2006

                                     ------------    -------      --------

Office Equipment                       5 - 10        $ 9,143       $ 9,143

Less:  Accumulated depreciation                        2,715         4,323

                                                     -------        ------

                                                     $ 6,428       $ 4,820

                                                     =======        ======

Depreciation expense for the period from inception (April 7, 2004) to December 31, 2004, for the year ended December 31, 2005 and for the nine months ended September 30, 2006   was $570, $2,145 and $1,608, respectively.

3 - Related Party Transactions

Initially, our Company was incorporated on April 7, 2004, as a New Jersey corporation under the name, Ding Dong School, Ltd.  On June 15, 2006, we reorganized the Company into Terra Media, Ltd.,a pre-existing Delaware Corporation pursuant to a Plan of Share Exchange And Reorganization (the “Plan”)dated June 15, 2006. Terra Media, Ltd. was incorporated on February 28, 2001. Ding Dong remains as a wholly owned subsidairy of Terra Media. Thomas Monahan is a Director of both companies.

On April 7, 2004, Ding Dong School, Ltd. issued an aggregate of 10,000,000 shares of common stock valued at $.001 per share to Thomas Monahan, President in consideration for cash of $1,000 and made payments of company expenses aggregating $9,000.

As of December 31, 2005, Mr. Monahan contributed an additional $1,500 in cash to the Company.

As of December 31, 2005, Mr. Monahan has advanced an aggregate of $265 to the Company interest free and payable upon demand.

As of September 30, 2006, Mr. Monahan has advanced an aggregate of $965 to the Company interest free and payable upon demand.

The Company occupies office space rent free on a month to month basis at 60 Knolls Crescent, Apartment 6A, Bronx, New York 10463.

The Company has accumulated capitalized software development costs at December 31, 2004 and 2005 and for the nine months ended September 30, 2006 aggregating $6,000, $12,000 and $27,000 and contributed these amounts to the Company as additional paid in capital. These costs represent the fair market value of time contributed to the Company by Thomas Monahan, President.

Employment Contracts

The Company is currently negotiating with Thomas P. Monahan to establish an employment contract. No terms of these negotiations have been disclosed.

4 - Deferred Income Taxes

For period from inception, April 7, 2004, to December 31, 2004 and for the year end December 31, 2005 and for the six months ended June 30, 2006, the Company had approximately $249,992, 333,017 and $383,694, respectively, of net operating loss carry forwards available, which expire in various years through December 31, 2022. The significant component of the Company's deferred tax asset as of December 31, 2005 and June 30, 2006 is as follows:

                                          December 31,        September 30

                                              2005               2006

                                          -----------         -----------

        Non-Current

        Net operating loss carry forwards   $ 331,996         $ 383,694

        Evaluation allowance for

        deferred tax asset                  (331,996)           384,371

                                          -----------         -----------

                                          $   --          $       --

                                          ===========         ===========

SFAS No. 109 requires a valuation allowance to be recorded when it is more likely than not that some or all of the deferred tax asset will not be realized. At December 31, 2004 and 2005 and for the nine months ended September 30, 2006, a valuation allowance for the full amount of the net deferred tax asset was recorded.

5 - Common Stock Issuances

On April 7, 2004, Ding Dong School, Ltd. issued an aggregate of 10,000,000 shares of common stock valued at $.001 per share to Thomas Monahan, President in consideration for cash of $1,000 and made payments of company expenses aggregating $9,000.

As of December 31, 2004, Ding Dong School, Ltd. sold an aggregate of 25,000 shares of common stock in consideration for $5,000 or $.20 per share through a private placement to approximately 16 individuals.

As of December 31, 2004, Ding Dong School, Ltd. issued an aggregate of 200,000 shares of common stock valued at $40,000 or $.20 per share to Mr. Roger Fidler, Esq. in consideration for legal services.

As of December 31, 2004, Ding Dong School, Ltd. issued an aggregate of 1,001,500 shares of common stock to eight individuals in consideration for educational consulting services valued at $200,300 or $.20 per share relating to the design of educational materials including developing the curriculum and content of the Company’s educational software and video products.

As of December 31, 2005, Ding Dong School, Ltd. sold an additional 28,000 shares of common stock through a private placement to approximately 17 individuals at $.20 per share aggregating $5,600.

As of December 31, 2005, Ding Dong School, ltd. issued an aggregate of 380,000 shares valued at $76,000 or $.20 per share as follows: 280,000 shares of common stock each  to 5 individuals as payment for translation services of the Company’s software content in Russian, Chinese, Portuguese and Spanish and  an aggregate of 100,000 shares  to Dr. John Swint in consideration for consulting services relating to development of the Company’s curriculum for the educational courses being developed on CD and DVD formatted disks.

As of June 15, 2006, the Company issued 11,634,500 to certain Ding Dong School, Ltd. shareholders of record as of December 31, 2005 the Company’s predecessor, in exchange for 11,634,500 Ding Dong School, Ltd. shares, pursuant to the Plan of Share Reorganization, dated June 15, 2006.

BACK COVER PAGE

DELIVERY OF PROSPECTUS BY DEALERS

Until 90 days after the effective date of this Prospectus, all dealers effecting transactions in the registered shares, whether or not participating in this distribution, may be required to deliver a Prospectus.  This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters with respect to their unsold allotments or subscriptions.

 PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The only statute, charter provision, by-law, contract, or other arrangement under which any controlling person, director or officers of the Registrant is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

Under the Delaware General Corporation Law, the Company may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he or she is or was our director, officer, employee or agent, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Our Certificate of Incorporation limits the liability of our directors and officers to the maximum extent permitted by Delaware law. Delaware law provides that directors of a corporations will not be personally liable for monetary damages for break of their fiduciary duties as directors, except liability for: (i) breach of the directors’ duty of loyalty, (ii) acts of omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) the unlawful payment of a dividend or unlawful stock purchase or redemption, and (iv) any transaction from which the director derives an improper personal benefit. Delaware law does not permit a corporation to eliminate a director’s duty of care, and this provision of our Certificate of Incorporation has no effect on the availability of equitable remedies, such as injunction or rescission, based upon a director’s breach of the duty of care.

The effect of the foregoing is to require us to indemnify our officers and directors for any claim arising against such persons in their official capacities if such person acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The Other expenses payable by the company in connection with the offering of the securities being registered herein are estimated as follows:

Securities and Exchange Commission

Registration Fee

$

  129.73

Attorney’s Fees

6,000.00

Accounting Fees

  500.00

Printing and Engraving

  500.00

Blue Sky Qualification Fees and Expenses

              700.00

Miscellaneous

        300.00

Transfer Agent Fees

  500.00

_________

Total

$

8,629.73

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

On April 7, 2004, Ding Dong School, Ltd. issued an aggregate of 10,000,000 shares of common stock valued at $.001 per share to Thomas Monahan, President in consideration for cash of $1,000 and made payments of company expenses aggregating $9,000.

As of December 31, 2004, Ding Dong School, Ltd. sold an aggregate of 25,000 shares of common stock in consideration for $5,000 or $.20 per share through a private placement to approximately 16 individuals.

As of December 31, 2004, Ding Dong School, Ltd. issued an aggregate of 200,000 shares of common stock valued at $40,000 or $.20 per share to Mr. Roger Fidler, Esq. in consideration for legal services.

As of December 31, 2004, Ding Dong School, Ltd. issued an aggregate of 1,001,500 shares of common stock to eight individuals in consideration for educational consulting services valued at $200,300 or $.20 per share relating to the design of educational materials including developing the curriculum and content of the Company’s educational software and video products.

As of December 31, 2005, Ding Dong School, Ltd. sold an additional 28,000 shares of common stock through a private placement to approximately 17 individuals at $.20 per share aggregating $5,600.

As of December 31, 2005, Ding Dong School, ltd. issued an aggregate of 380,000 shares valued at $76,000 or $.20 per share as follows: 280,000 shares of common stock each  to 5 individuals as payment for translation services of the Company’s software content in Russian, Chinese, Portuguese and Spanish and  an aggregate of 100,000 shares  to Dr. John Swint in consideration for consulting services relating to development of the Company’s curriculum for the educational courses being developed on CD and DVD formatted disks.

As of June 15, 2006, the Company issued 11,634,500 to certain Ding Dong School, Ltd. shareholders of record as of December 31, 2005 the Company’s predecessor, in exchange for 11,634,500 Ding Dong School, Ltd. shares, pursuant to the Plan of Share Exchange and Reorganization, dated June 15, 2006.

The above offerings have been made pursuant to Rule 504, promulgated pursuant to Regulation D of the Securities Act of 1933, as amended (the “Act”).

Although no revenues were generated by the Company during the period when these shares were issued, administrative functions and other functions required to keep the Company active continues. The Company believes that the recipients of the shares provided bonafide services that entitled them to compensation in the form of stock.

ITEM 27 - EXHIBITS

The following exhibits are included as part of this Form SB-2. References to "the Company" in this Exhibit List mean Terra Media, Ltd., a Delaware corporation.

                  3.1     Articles of Incorporation-Ding Dong School, Ltd.*

                  3.2     Articles of Incorporation-Terra Media, Ltd.*

3.3

  Bylaws- Terra Media, Ltd.*

                  4.1     Form of certificate evidencing shares of common stock.*

5.1

  Opinion of Counsel.

     23.1     Counsel’s Consent to Use Opinion (See 5.1 above).

                 23.2     Accountant's Consent to Use Opinion.

*Previously filed.

ITEM 28. UNDERTAKINGS.

The undersigned registrant hereby undertakes to:

(1)

File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of

1933, as amended (the "Securities Act"; (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

(ii) Include any additional or changed material information on the plan of distribution.

(2)

For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3)

File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4)

For purposes of determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time it was declared effective.

(5)

For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

         In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2/Pre-offering Amendment No.1 and authorizes this registration statement to be signed on its behalf by the undersigned, in the City of Bronx, State of New York, on November 8, 2006.

TERRA MEDIA, LTD.

By: /s/ THOMAS P. MONAHAN

    ---------------------------------------

    Thomas P. Monahan, President, Secretary, Treasurer and Director

         In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

SIGNATURE

TITLE                       DATE

-----------

-----                       ----

/s/ Thomas P. Monahan

President, Secretary,

                        Treasurer and Director

  December 28, 2006

SIGNATURE

TITLE

    DATE

-----------

-----

    ----

/s/ Dr. John Swint

Director

  December 28, 2006